UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PDL BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

April [ ], 2018

You are cordially invited to attend our 2018 annual meeting of stockholders (the Annual Meeting) on [ ], 2018, at [ ], Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada 89451.

Accompanying this letter is a notice of the Annual Meeting, our 2018 proxy statement and our 2017 annual report. These materials are accompanied by a WHITE proxy or voting instruction card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company).

Your vote is very important. As you may be aware, SevenSaoi Capital, LLC (together with its affiliates and related parties, SevenSaoi) has notified us that it intends to nominate its own slate of individuals to stand for election as Class II directors at the Annual Meeting. You may receive proxy solicitation materials from SevenSaoi, including an opposition proxy statement or blue proxy card. The Company is not responsible for the accuracy of any information provided by or relating to SevenSaoi or its nominees contained in solicitation materials filed or disseminated by or on behalf of SevenSaoi or any other statements that SevenSaoi may make.

The Board unanimously recommends that you vote FOR the nominees proposed by the Board of Directors set forth in Proposal No. 1 on the enclosed WHITE proxy card. We do not endorse any of the SevenSaoi nominees. We strongly urge you NOT to sign or return any proxy card sent by or on behalf of SevenSaoi or anyone other than the Company. If you have previously signed a blue proxy card sent to you by SevenSaoi, you have the right to change your vote by completing, signing and returning the enclosed WHITE proxy card or by following the instructions on the WHITE proxy card to vote by telephone or Internet.

Your vote is very important. I urge you to vote by mail, telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card in order to be certain your shares are represented at the Annual Meeting, even if you plan to attend in person.

I look forward to seeing you at the Annual Meeting.
John P. McLaughlin
Chief Executive Officer

932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

Notice of 2018 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of the Board of Directors (the Board), I cordially invite you to attend the 2018 annual meeting of stockholders (the Annual Meeting) of PDL BioPharma, Inc., a Delaware corporation (the Company), to be held on [ ], 2018, at [ ], Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada 89451, for the following purposes:

1.	To elect three Class II directors, each to hold office for a three-year term or until his or her successor is elected and qualified (see page 6);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 (see page 18);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement (see page 19);

4.	To approve the Amended and Restated 2005 Equity Incentive Plan (see page 20); and

5.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

If you were a stockholder at the close of business on [ ], 2018, you are entitled to vote at the Annual Meeting.

Your vote will be especially important at the Annual Meeting. As you may be aware, SevenSaoi Capital, LLC (together with its affiliates and related parties, SevenSaoi) has notified us that it intends to nominate its own slate of individuals to stand for election as Class II directors at the Annual Meeting. We do not endorse the election of Michael P. Cole, Georgia L. Erbez or any of the nominees for Class II directors being proposed by SevenSaoi. You may receive proxy solicitation materials from SevenSaoi, including an opposition proxy statement or blue proxy card. The Company is not responsible for the accuracy of any information provided by or relating to SevenSaoi or its nominees contained in solicitation materials filed or disseminated by or on behalf of SevenSaoi or any other statements that SevenSaoi may make. The Board recommends a vote “FOR ALL” with respect to the election of our Class II director nominees named on the enclosed WHITE proxy card and urges you NOT to sign or return any proxy card sent to you by SevenSaoi. The Board also recommends a vote “FOR” Proposal Nos. 2, 3 and 4.

Even if you have previously signed a blue proxy card sent to you by SevenSaoi, you have the right to change your vote by completing, signing and returning the enclosed WHITE proxy card or by following the instructions on the WHITE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted. We urge you to disregard any proxy card sent by or on behalf of SevenSaoi or anyone other than the Company. Voting against SevenSaoi’s nominees on its proxy cards is not the same as voting for our Class II director nominees, because a vote against any of its nominees on its proxy cards will revoke any previous proxy submitted by you.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE

YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (I) THROUGH THE INTERNET, (II) BY TELEPHONE OR (III) BY MARKING, SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE SEVENSAOI OR ANYONE ELSE OTHER THAN THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE BY USING THE ENCLOSED WHITE PROXY CARD TO VOTE.

If you have questions or need assistance in voting your WHITE proxy card, please contact:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500 or Toll-Free (800) 322-2885

If you plan to attend the Annual Meeting in person, please note that admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed WHITE proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

Christopher Stone
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2018: A complete set of proxy materials relating to our annual meeting is also available on the Internet. These materials, consisting of the notice of the annual meeting, our 2018 proxy statement, and our 2017 annual report, may be viewed at www.cesvote.com with the control number provided in the enclosed WHITE proxy card.

Proxy Statement
2018 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of this proxy statement?

The Board of Directors (the Board) of PDL BioPharma, Inc. (PDL, we or the Company) is soliciting proxies to be voted at the Company’s 2018 annual meeting of stockholders (the Annual Meeting) to be held at [ ], Pacific Time, on [ ], 2018, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada 89451, and at any adjournment of the Annual Meeting. This proxy statement contains important information about the Company, the Annual Meeting and the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed WHITE proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

What will the stockholders vote on at the Annual Meeting?

We are submitting four matters for approval by our stockholders:

1.	To elect three Class II directors, each to hold office for a three-year term or until his or her successor is elected and qualified (see page 6);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 (see page 18); and

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement (see page 19).

4.	To approve the Company’s Amended and Restated 2005 Equity Incentive Plan (see page 20).

 How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR ALL” the nominees for directors proposed by the Board, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, “FOR” the compensation of the Company’s named executive officers and a vote of “FOR” approval of the Company’s Amended and Restated 2005 Equity Incentive Plan. Our Board strongly urges you not to sign or return any proxy card sent to you by SevenSaoi or any person other than the Company.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

SevenSaoi has notified us that it intends to nominate two nominees for election as directors to the Board at the Annual Meeting. Our Board does not endorse any SevenSaoi nominees and unanimously recommends that you vote FOR all of the nominees proposed by our Board by using the WHITE proxy card accompanying this proxy statement. Our Board strongly urges you not to sign or return any proxy card sent to you by SevenSaoi or any person other than the Company.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on [ ], 2018, will be entitled to vote at the Annual Meeting. On this record date, there were [ ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on [ ], 2018, your shares were registered directly in your name with PDL’s transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet as instructed below or, fill out, sign and return the enclosed WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on [ ], 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than directly from us. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What constitutes a quorum for the Annual Meeting?

The Company’s Third Amended and Restated Bylaws (the Bylaws) provide that a majority of the outstanding shares of our common stock, whether present in person or by proxy, will constitute a quorum for the Annual Meeting. As of [ ], 2018, the record date, [_________] shares of common stock were issued and outstanding and, if a majority of these shares are present in person or by proxy at the Annual Meeting, a quorum will be present. Abstentions and broker non-votes are counted as present for determining whether a quorum is present.

How many votes are required for the approval of each item?

There are differing vote requirements for the four proposals:

1.
The nominees for election as Class II directors will be elected if a majority of shares entitled to vote and present at the Annual Meeting in person or by proxy vote “FOR” each of their elections; provided that if the number of nominees exceeds the number of directors to be elected, a plurality of shares entitled to vote and present at the Annual Meeting in person or by proxy shall be required.

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018, will be approved if a majority of the shares entitled to vote and present at the Annual Meeting in person or by proxy vote “FOR” approval. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

3.
The approval of the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

4.
The approval of the Amended and Restated 2005 Equity Incentive Plan will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

 How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on the four matters to be considered at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the ratification of auditors. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

How do I vote?

There are differing voting procedures for the proposals. For Proposal No. 1 (Election of Directors), you may vote “FOR ALL” of the nominees to the Board, you may “WITHHOLD” your vote for each of the nominees or you may vote “FOR ALL EXCEPT”

certain of the nominees specified by you. For each other proposal, you may either vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet, or vote by proxy using the enclosed WHITE proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by submitting your WHITE proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed WHITE proxy card and return it promptly in the envelope provided. If you return your signed WHITE proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-693-8683 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on [ ], 2018, to be counted.

•
To vote on the Internet, go to www.cesvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on [ ], 2018, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than from PDL. Simply complete and mail the WHITE proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What should I do if I receive a blue proxy card from SevenSaoi?

SevenSaoi has notified us that it intends to nominate two nominees for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by our Board. If SevenSaoi proceeds with its alternative nominations, you may receive proxy solicitation materials from SevenSaoi, including an opposition proxy statement and a blue proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by SevenSaoi or any other statements that it may otherwise make.

Our Board does not endorse any SevenSaoi nominees and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by SevenSaoi. Voting to abstain or “WITHHOLD” with respect to any of SevenSaoi’s nominees on its blue proxy card is not the same as voting for our Board nominees because a vote to abstain or “WITHHOLD” with respect to any of SevenSaoi’s nominees on its blue proxy card will revoke any proxy you previously submitted. If you have already voted using the blue SevenSaoi proxy card, you have every right to change your vote (including any Internet or telephone vote) by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted - any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote after submitting my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, toll free at (800) 322-2885 or collect at (212) 929-5500, or by email to proxy@mackenziepartners.com.

How many votes do I have?

On each matter to be voted, you have one vote for each share of common stock you owned as of [ ], 2018.

What does it mean if I receive more than one WHITE proxy card or voting instruction form?

It generally means your shares are registered differently or are in more than one account. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you provide voting instructions for each WHITE proxy card or, if you vote via the Internet or by telephone, vote once for each WHITE proxy card you receive to ensure that all of your shares are voted.

If SevenSaoi proceeds with its alternative director nominations, you will likely receive multiple mailings from SevenSaoi, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by our Board, you should only submit the WHITE proxy cards. Please see “What should I do if I receive a proxy card from SevenSaoi?” above for more information.

What if I return a WHITE proxy card but do not make specific choices?

If you return a signed and dated WHITE proxy card without marking any vote selections, your shares will be voted “FOR ALL” the election of each nominee for director, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement and “FOR” the approval of the Amended and Restated 2005 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may submit another completed proxy card with a later date.

•	You may submit new voting instructions via telephone or Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary, care of PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451.

•	You may attend the Annual Meeting and vote in person by ballot. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you have previously signed a blue proxy card sent to you by SevenSaoi, you may change your vote (including any Internet or telephone vote) by following the instructions on your WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a blue proxy card sent to you by SevenSaoi will revoke votes you have previously made via our WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will separately count “FOR” and “WITHHOLD” votes with respect to the election of directors; and “FOR,” “AGAINST” and abstentions with respect to the ratification of auditors, the approval of the compensation of our named executive officers as disclosed in this proxy statement and the approval of the Amended and Restated 2005 Equity Incentive Plan. Abstentions will be counted towards the vote total for the proposals and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Who will bear the cost of soliciting proxies for the Annual Meeting?

We will pay for the costs of the Annual Meeting, including any cost for mailing the notice of 2018 Annual Meeting, our proxy statement, and our Annual Report on Form 10-K filed with the SEC on March 16, 2018 (our Annual Report) and the solicitation of WHITE proxies. We will also reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward the Company’s solicitation materials to our stockholders. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services.

What is “householding”?

We have adopted “householding,” a practice by which stockholders of record who have the same address and last name will receive only one copy of our Annual Report, proxy statement and notice unless one or more of these stockholders notifies us that they wish to continue receiving separate individual copies. Householding saves printing and postage costs by reducing duplicate mailings to the same address and reduces our impact on the environment. If your household participates in the householding program, you will receive one copy of our Annual Report, proxy statement and notice. If you previously notified us that you wished to continue receiving separate individual copies but now would like to participate in householding, please call or write us at the below phone number or address.

Beneficial stockholders, that is, stockholders whose shares are held by a broker or other nominee, may request information about householding from their banks, brokers or other holders of record.

What if I want to receive a separate copy of the Annual Report, proxy statement and notice?

If you participate in householding and wish to receive a separate copy of our Annual Report, proxy statement and notice, or if you wish to receive separate copies of future annual reports, proxy statements and notices, please call us at 775-832-8500 or write to the address below, and we will deliver the requested documents to you promptly upon your request.

PDL BioPharma, Inc.
Attention: Corporate Secretary (Householding)
932 Southwood Boulevard
Incline Village, Nevada 89451

You can also access our Annual Report and proxy statement on our website at www.pdl.com.

How do I contact the Board or a committee of the Board?

You may contact the Board or one or more members, by sending a communication in writing addressed to:

Board of Directors
Attention: Corporate Secretary
PDL BioPharma, Inc.
932 Southwood Boulevard
Incline Village, Nevada 89451

Our Secretary will maintain a log of such correspondence to the Board and promptly transmit such correspondence to the identified director(s), except where security concerns militate against further transmission or the communication relates to commercial matters not related to the sender’s interest as a stockholder, as determined by our Secretary in consultation with our outside legal counsel.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K once available.

MATTERS FOR APPROVAL AT THE ANNUAL MEETING

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

Proposal No. 1 concerns the election of three Class II directors. The Board is divided into three classes with each class having a three-year term. The Bylaws provide that the number of directors to constitute the Board shall be fixed by a resolution adopted by the affirmative vote of a majority of the authorized directors. That number is currently fixed at eight directors. The Bylaws also provide that any vacancy on the Board may be filled by a vote of the majority of the surviving or remaining directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class until the director’s successor is elected and qualified.

The Board presently has seven members and one vacancy. The members are Harold E. Selick, Ph.D., Paul R. Edick, David W. Gryska, Jody S. Lindell, John P. McLaughlin, Samuel R. Saks, M.D. and Paul W. Sandman, with Ms. Lindell and Mr. McLaughlin serving as Class II members with terms expiring at the Annual Meeting, Dr. Selick, Dr. Saks and Mr. Edick serving as Class III members with terms expiring at the 2019 annual meeting and Messrs. Gryska and Sandman serving as Class I members with terms expiring at the 2020 annual meeting. The vacancy was created pursuant to resolutions adopted by the Board to expand the size of the Board by one director, pursuant to the Bylaws, in order to nominate Shlomo Yanai as a Class II director.

Each of our Class II director nominees, Messrs. McLaughlin and Yanai and Ms. Lindell, has consented to being named in this proxy statement and has agreed to serve as a Class II director if elected. Certain information with respect to these nominees is set forth below. Ms. Lindell, who was appointed to the Board in March 2009, Mr. McLaughlin, who was appointed to the Board in October 2008, if reelected at the Annual Meeting, and Mr. Yanai, if elected at the Annual Meeting, will serve until the sooner of the 2021 annual meeting of stockholders or until such director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of the directors serving at the time of the 2017 annual meeting of stockholders, attended such meeting.

Directors are elected by a majority of the votes of shares of the stockholders present in person or represented by proxy and entitled to vote on the election of directors; provided that if the number of nominees exceeds the number of directors to be elected, a plurality of shares of stockholders entitled to vote and present in person or represented by proxy shall be required. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by our Nominating and Governance Committee at its discretion.

Background of the Solicitation

On February 21, 2018, at an investor conference, Mr. McLaughlin and Mr. Cole, the chief executive officer of SevenSaoi, discussed the Company’s board composition as well as the possibility that Mr. Cole would nominate individuals for election at the Annual Meeting.

On February 22, 2018, the Company received an email from SevenSaoi requesting that the Company provide its form director nominee questionnaire and representation and agreement required by our Bylaws.

On February 25, 2018, the Company received the names and contact information of three potential director nominees being proposed by SevenSaoi, Messrs. Cole and Yanai and Ms. Erbez.

On February 26, 2018, the Company provided each of the nominees of SevenSaoi with its form director nominee questionnaire and representation and agreement.

On March 2, 2018, the Company received completed and executed director nominee questionnaires and representation and agreements from SevenSaoi on behalf of the individuals it had proposed to nominate for election at the Annual Meeting as Class II directors.

On March 5, 2018, Mr. McLaughlin and Dr. Selick met with Mr. Cole to discuss Mr. Cole’s intention to nominate individuals for election at the Annual Meeting.

On March 6 and 7, 2018, Mr. McLaughlin held telephonic interviews with Ms. Erbez and Mr. Yanai, respectively, to discuss their interest, experience and qualifications as director nominees.

On March 9, 2018, the Company received a notice of stockholder nomination and nomination packages with respect to Messrs. Cole and Yanai and Ms. Erbez. After reviewing each of their qualifications, the Nominating and Governance Committee of the Board determined to hold further interviews with Mr. Yanai. On March 26 and 27, 2018, members of the Nominating and Governance Committee held interviews with Mr. Yanai to further discuss his qualifications and interest in becoming a director. After these interviews and a careful review of his candidacy, the Nominating and Governance Committee and the Board concluded that Mr. Yanai’s skills, experience and capabilities would be beneficial to the Board. Mr. Yanai has consented to being named in this proxy statement, has agreed to withdraw his consent from being named as a nominee of SevenSaoi in SevenSaoi’s notice of stockholder nomination and in any proxy materials submitted by SevenSaoi and has agreed to serving as a Class II director if elected.

From March 29 until April 5, 2018, the Company engaged in discussions with Mr. Cole for the possible settlement and withdrawal of SevenSaoi’s notice of stockholder nomination. However, the Company and SevenSaoi did not reach agreement on mutually agreeable terms.

Recommendation of the Board of Directors

The following is a brief biography of the three nominees and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2021 Annual Meeting

Jody S. Lindell, age 66, was first appointed a director of the Company in March 2009. Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Prior to that, Ms. Lindell was an audit partner with KPMG LLP. Ms. Lindell has served as a director of The Cooper Companies since March 2006 and is chairperson of its Audit Committee and member of its Organization and Compensation Committees. She is a Certified Public Accountant (inactive) and holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. From December 2010 until May 2017, Ms. Lindell also served as a director, the chairperson of the Audit Committee and a member of the Director’s Loan Committee for First Republic Bank, a publicly traded financial institution.

The Board values Ms. Lindell’s extensive accounting experience, including 25 years’ experience at KPMG LLP, 16 of which were as an audit partner. Ms. Lindell’s knowledge of accounting principles and financial reporting rules and regulations and oversight of the financial reporting process is valued by the Company in her role as a director, the chairperson of the Audit Committee and an Audit Committee Financial Expert.

John P. McLaughlin, age 66, was first appointed a director of the Company in October 2008. Mr. McLaughlin has been our Chief Executive Officer since December 18, 2008, when the Company spun-off Facet Biotech Corporation. From November 6, 2008 until the spin-off, he served as a Senior Advisor to the Company. He was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees of the United States House of Representatives, where he drafted numerous measures that became Food and Drug Administration laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., co-founded and served as a director of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011, served as a director of AxoGen, Inc., a publicly-traded biopharmaceutical company until 2014, served as a director of Adverum Biotechnologies, Inc., a publicly-traded biopharmaceutical company, until 2016 and served as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company, until 2016. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.

Mr. McLaughlin possesses a strong understanding of the biotechnology industry and has experience in development and commercialization of antibodies, corporate licensing and patent litigation that the Company values. In addition, Mr. McLaughlin provides strategic guidance to our management team and the Board.

Shlomo Yanai, age 65, is currently the Chairman of the Board of Cambrex Corporation, a publicly-traded life sciences company, and has served on its board of directors since November 2012. Since July 2014, Mr. Yanai has also served as the Chairman of the

Board of Protalix BioTherapeutics, a publicly-traded biopharmaceutical company. He also serves as a non-employee member of the board of managers of Q Holdco LLC, a premier manufacturer of precision-molded rubber components, since December 2016, as a senior advisor to Moelis & Company, an investment bank, since October 2016, and as an advisory director of CVC Capital Partners, a private equity and investment advisory firm, since February 2015. Previously, Mr. Yanai served as a director of Lumenis Ltd., a company that provided minimally-invasive clinical solutions for the surgical, ophthalmology and aesthetic markets, from December 2012 through October 2015; Sagent Pharmaceuticals, Inc., a biopharmaceutical company, from April 2015 through August 2016; Perrigo Company plc, a publicly traded global healthcare supplier, from November 2015 through February 2017, and Quinpario Acquisition Corp. a special purpose acquisition company, from November 2014 through July 2017. Mr. Yanai served as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. (Teva), a publicly-traded multinational pharmaceutical company, from March 2007 until May 2012, and thereafter served as an advisor to the Chief Executive Officer and board of directors of Teva from June 2012 until December 2015. Prior to that, Mr. Yanai was President and Chief Executive Officer of Makhteshim-Agan Industries Ltd. (n/k/a ADAMA Agricultural Solutions Ltd.) from 2003 until 2006. Before that, he was a Major General in the Israel Defense Forces, where he served for 32 years in various positions, the last two positions being Commanding Officer of the Southern Command and Head of the Division of Strategic Planning. Mr. Yanai was the head of the Israeli security delegation to the peace talks at Camp David, Shepherdstown and Wye River. He currently serves as a member of the Board of Governors of the Technion - Israel Institute of Technology of Haifa, Israel, and of the Board of Trustees of Bar-Ilan University - Israel, as well as an honorary member of the Board of the Institute for Policy and Strategy of the Interdisciplinary Center (IDC), Herzliya, Israel. Mr. Yanai holds a bachelor’s degree in political science and economics from Tel Aviv University, a master’s degree in national resources management from George Washington University, and is a graduate of the Advanced Management Program of Harvard Business School and U.S. National War College (NDU). Mr. Yanai was the recipient of the Max Perlman Award for Excellence in Global Business Management from Tel Aviv University, Israel in 2005 and was awarded an honorary doctorate by Bar-Ilan University, Israel in 2012.

Mr. Yanai’s global operating and leadership experience in the life-science and pharmaceutical industry, including as a senior executive and board member of both public and private companies, makes him well qualified to serve on the Board.

THE BOARD RECOMMENDS A VOTE “FOR ALL” WITH RESPECT TO THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE ON PROPOSAL NO. 1.

Directors Continuing in Office until the 2019 Annual Meeting

Harold E. Selick, Ph.D., age 63, was first appointed a director of the Company in August 2009. Currently, Dr. Selick is serving as Vice Chancellor of Innovation and Partnerships at the University of California, San Francisco. Prior to that, Dr. Selick served as Chief Executive Officer and a director of Threshold Pharmaceuticals, Inc., a publicly-traded biotechnology company, from June 2002 until April 2017, which was merged into Molecular Templates, Inc. in August 2017, where he serves as Chairman of the Board of Directors. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax, Dr. Selick held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc. (now PDL BioPharma, Inc.), he co-invented technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for the prevention of kidney transplant rejection. Dr. Selick currently serves as Chairman of the Board of Directors of Protagonist Therapeutics, a public biotechnology company and as a member of the Board of Directors of Amunix, a privately-held biotechnology company. From 2003 until 2018, he also served as Chairman of the Board of Directors of Catalyst Biosciences, a public drug discovery and development company. Dr. Selick received his B.A. and Ph.D. degrees from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

As co-inventor of technology that underlies the Queen et al. patents, Dr. Selick provides the Board with a scientific perspective and a unique appreciation of the Company’s assets. Dr. Selick also provides the Board with operational experience derived from his role as a chief executive officer of a publicly-traded biotechnology company.

Paul R. Edick, age 62, was first appointed a director of the Company in September 2015. Since January 2017, Mr. Edick has served as President and Chief Executive Officer and a director of Xeris Pharmaceuticals, Inc., a private biotechnology company. Since July 2007 he is also managing partner of 3G Advisors, LLC, a consultancy to the pharmaceutical, healthcare and healthcare investor communities. From July 2010 to November 2014, Mr. Edick served as chief executive officer and a board member of Durata Therapeutics, Inc. Prior to his term at Durata, Mr. Edick was chief executive officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus investment search vehicle, from March 2008 to June 2010 and prior to that was chief executive officer at MedPointe Healthcare, Inc., a position he assumed in 2006 having been their president of pharmaceutical operations since April 2002. He also held a number of senior positions at GD Searle & Company, and at Pharmacia Corporation following its acquisition of the company, culminating in his appointment as Pharmacia’s group vice president and president, Asia Pacific/Latin America. Mr. Edick holds a B.A. in Psychology from Hamilton College. In the past, he served on the Boards of Directors for Amerita, Inc., Veloxis Pharmaceuticals A/S and Informed Medical Communications, Inc. Currently, Mr. Edick serves on the Boards of Directors for Neos Therapeutics, Inc., Sucampo Pharmaceuticals, Inc. and NewLink Genetics Corporation, all of which are public companies. He also serves on the Board of Directors of the private company Iterum Therapeutics Ltd.

Mr. Edick brings to the Board over 35 years of experience in the life sciences industry, including extensive commercial expertise from his chief executive officer positions at several companies.

Samuel R. Saks, M.D., age 63, was first appointed a director of the Company in September 2015. He is a board certified oncologist who most recently served as chief development officer for Auspex Pharmaceuticals, Inc. (Auspex), a position he held from 2013 until it was acquired by Teva Pharmaceuticals Industries, Ltd. in May 2015. He has also served as a board member for Auspex from 2009 to 2015. Prior to Auspex, Dr. Saks was a co-founder of Jazz Pharmaceuticals plc, where he was chief executive officer for six years. Before that, Dr. Saks served as company group chairman of ALZA Corp. (ALZA), and then participated as a member of the Johnson & Johnson Pharmaceutical Group Operating Committee upon the merger of Johnson & Johnson and ALZA. Prior to that, Dr. Saks held various positions with ALZA, most recently as its group vice president. Prior to ALZA, Dr. Saks held clinical research and development management positions with Schering-Plough Corporation, Xoma Corp. and Genentech, Inc. Dr. Saks holds a B.S. in Biology and an M.D. from the University of Illinois. Dr. Saks currently serves on the Board of Directors of TONIX Pharmaceuticals Holding Corp., which is a publicly-traded pharmaceutical company, as well as the Boards of Directors of the private companies Bullet Biotechnology, Inc., Velocity Pharmaceutical Development, LLC and NuMedii Inc. Dr. Saks served on the Board of Directors of Depomed, Inc., a publicly-traded pharmaceutical company, from October 2012 until March 2017.

Dr. Saks brings over 35 years of experience in biotechnology management to the Board, including extensive product development expertise.

Directors Continuing in Office until the 2020 Annual Meeting

Paul W. Sandman, age 70, was first appointed a director of the Company in October 2008. Mr. Sandman served at Boston Scientific Corporation in various management positions from May 1993 to February 2008, most recently as its Executive Vice President, Secretary and General Counsel. From 1981 to April 1993, he served at Wang Laboratories, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Sandman received his A.B. from Boston College and his J.D. from Harvard Law School.

As a former general counsel and executive officer of a major, publicly-traded medical technology company, Mr. Sandman provides the Board with experience in corporate governance and the Litigation Committee with invaluable experience in intellectual property litigation.

David W. Gryska, age 61, was first appointed a director of the Company in March 2014. Since October 2014, Mr. Gryska has been the Vice President and Chief Financial Officer of Incyte Corporation. He served as Chief Operating Officer and a director of Myrexis, Inc., a biotechnology company, from May 2012 to December 2012. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation, a biopharmaceutical company. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Previously, Mr. Gryska served at Scios, Inc. (Scios), a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from 2000 to 2004, and as Vice President of Finance and Chief Financial Officer from 1998 to 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways, a medical device company later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as an audit partner at Ernst & Young LLP (EY). During his eleven years at EY, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in Accounting and Finance from Loyola University and an M.B.A. from Golden Gate University. Mr. Gryska has served on the Board of Directors of Hyperion Therapeutics, Inc., Aerie Pharmaceuticals, Inc. and Argos Therapeutics, Inc. Currently, he serves on the Board of Directors of Seattle Genetics, Inc.

Mr. Gryska has over 20 years’ experience as a chief financial officer for several public companies. Prior to these roles, he was an audit partner at EY. Mr. Gryska brings to the Board extensive knowledge of, and experience in, the application of accounting principles and the financial reporting process, particularly, in the health care sciences industry. In addition, Mr. Gryska fills the role of an “Audit Committee Financial Expert” (as defined in applicable Securities and Exchange Commission (SEC) rules) for the Company.

Independence of Directors

As required under the NASDAQ Stock Market (NASDAQ) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Mr. Yanai and the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Selick, Mr. Edick, Mr. Gryska, Ms. Lindell, Dr. Saks and Mr. Sandman. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. McLaughlin, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

 The Board, based on the recommendation of the Nominating and Governance Committee, also determined that each member of each of the Compensation Committee, the Nominating and Governance Committee and the Audit Committee was independent during 2017, and is currently independent, under NASDAQ’s rules for listed companies.

Meetings of the Board of Directors

The Board met eight times during 2017. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served during the period for which he or she was a director or committee member.

As required under the applicable NASDAQ listing standards, in fiscal year 2017, the Company’s directors met five times in regularly scheduled executive sessions, at which only independent directors were present.

Information Relating to Committees of the Board

The Board currently has the following committees: Audit Committee, Compensation Committee, Litigation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act) to oversee the Company’s corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, but not limited to:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	appointing an independent registered public accounting firm to audit our financial statements;

•
overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent registered public accounting firm’s qualifications, independence and performance and (d) our internal accounting and financial controls;

•	preparing the report that SEC rules require to be included in our annual report or proxy statement;

•	reviewing all related person transactions for potential conflicts of interests or other improprieties;

•
discussing our policies with respect to certain risk assessments, including the risk of fraud, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing our investment policy and evaluating our adherence to such policy with regard to investment of our assets;

•	providing the Board with the results of its monitoring and recommendations; and

•	providing the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee is currently comprised of Ms. Lindell, Mr. Gryska and Mr. Edick. Ms. Lindell is the chairperson of the Audit Committee. Ms. Lindell and Mr. Gryska have each been determined by the Board to be an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times during 2017. The Audit Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

 The Board has reviewed the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards).

The Audit Committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Report of the Audit Committee of the Board of Directors

The Audit Committee has prepared the following report on its activities with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2017.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2017, with management and the independent registered public accounting firm, PricewaterhouseCoopers LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Annual Report.

Jody S. Lindell (chairperson)
David W. Gryska
Paul R. Edick.

Compensation Committee

The Compensation Committee is currently comprised of Dr. Selick, Mr. Sandman and Dr. Saks. Dr. Selick serves as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2)(A) of the NASDAQ listing standards). The Compensation Committee met six times during 2017.

The Compensation Committee is responsible for, but not limited to:

•
reviewing and approving for our chief executive officer and other executive officers: (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements/provisions and (v) any other benefits, compensation, compensation policies or arrangements;

•	reviewing the effect of the Company’s compensation policies on risk management;

•	reviewing and approving or making recommendations to the Board regarding the compensation policy for such other senior management as directed by the Board;

•	reviewing and approving or making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•
reviewing with management our Compensation Discussion and Analysis and recommending that it be included in our annual proxy statement. Our Compensation Discussion and Analysis discusses the compensation awarded to, earned by or paid to our named executive officers, including: (i) the objectives of the Company’s compensation programs, (ii) what each program is designed to reward, (iii) each element of compensation, (iv) why the Compensation Committee chooses to pay each element, (v) how the Compensation Committee determines the amount for each element and (vi) how each element and the Compensation Committee’s decisions related thereto fit into the Company’s overall compensation objectives and affect decisions regarding other elements; and

•
acting as administrator of our compensation plans, including approving amendments to the plans (including approving changes in the number of shares reserved for issuance thereunder) and approving the grant or amendment of equity awards issued pursuant thereto.

While the Compensation Committee maintains the authority to delegate its exclusive power to determine matters of executive compensation and benefits, the Compensation Committee has not done so. The Compensation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

The Compensation Committee retains its own independent compensation consultant. The Compensation Committee retained Board Advisory, LLC (Board Advisory) from April 2014 onward to advise on various matters related to compensation of executive officers and directors and general compensation programs and matters. This proxy statement discusses in various locations which consultant advised the Compensation Committee on the relevant compensation decisions.

The Compensation Committee generally engages Board Advisory to provide:

•	comparative market data on the executive and director compensation practices and programs of competitive companies;

•	guidance on industry best practices and emerging trends and developments in executive and director compensation; and

•
advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including: (i) annual base salaries, (ii) target cash bonus amounts and (iii) long-term incentives, including restricted stock awards.

The Compensation Committee has reviewed an assessment of Board Advisory’s independence and any potential conflicts of interest raised by Board Advisory’s work for the Compensation Committee by considering the following six factors: (i) the provision of other services to us by Board Advisory; (ii) the amount of fees received from us by Board Advisory, as a percentage of the total revenue of Board Advisory; (iii) the policies and procedures of Board Advisory that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Board Advisory with a member of the Compensation Committee; (v) any Company stock owned by Board Advisory; and (vi) any business or personal relationship of Board Advisory with any of our executive officers. Based on such review, the Compensation Committee has concluded that Board Advisory is independent and that there are no such conflicts of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or an employee of the Company at any time during 2017. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Our chief executive officer assists the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the named executive officers and management’s perspective and recommendations on compensation matters. Our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision making of his own compensation.

Litigation Committee

The Litigation Committee is currently comprised of Mr. Sandman, Mr. Edick and Mr. McLaughlin. Mr. Sandman is the chairperson of the Litigation Committee. The Litigation Committee met two times during 2017.

The Litigation Committee is responsible for, but not limited to:

•	consulting with management and outside counsel to discuss the initiation of any dispute by us prior to its commencement or the settlement of any dispute prior to its resolution;

•	consulting with management and outside counsel following the initiation of a dispute by a third party or an overture by a third party to settle a dispute;

•	consulting with management and outside counsel regarding the strategy for the management, prosecution and resolution of all disputes;

•	receiving updates on the status of all disputes; and

•	assisting the Board in fulfilling its oversight responsibilities with respect to such disputes.

The Litigation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Dr. Selick, Mr. Gryska and Ms. Lindell. Dr. Selick is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee met three times during 2017.

The Nominating and Governance Committee is responsible for, but not limited to:

•	identifying individuals qualified to become Board members;

•	selecting, and recommending to the Board, director nominees for each election of directors;

•	developing, and recommending to the Board, criteria for selecting qualified director candidates;

•	considering committee member qualifications, appointment and removal;

•	considering and articulating the qualities, experiences, skills and attributes that qualify each director to be a member of the Board;

•
assessing the optimum size of the Board and its committees and the needs of the Board for various skills, background and business experience in determining whether it is advisable to consider additional candidates for nomination;

•	assessing the Nominating and Governance Committee’s effectiveness in diversifying the Board;

•	evaluating the effectiveness of the Board’s management structure and articulating why the Board’s current or proposed leadership structure is effective;

•	recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us; and

•	providing oversight in the evaluation of the Board and each committee of the Board.

The Nominating and Governance Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Evaluation of Director Nominations

In fulfilling its responsibilities to select and recommend to the Board director nominees for each election of directors, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board and its committees;

•	the perceived needs of the Board for particular skills, diversity, background and business experience;

•	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other Board members;

•	the nominees’ independence from management;

•	the applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of a fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of the Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Governance Committee has defined “diversity” for purposes of evaluating director candidates. Under the Nominating and Governance Committee’s selection criteria, diversity means experience, professional skill, geographic representation and educational and professional background necessary to assist the Board in the discharge of its responsibilities. The Nominating and Governance Committee looks at the composition of the Board as a whole when considering diversity and seeks nominees whose experience, professions, skills, geographic representation and backgrounds complement and create diversity among the directors. The Nominating and Governance Committee does not assign specific weights to any criteria and no particular criterion is necessarily applicable to all prospective nominees.

The same standards apply to any nominee, regardless of whether recommended internally or by stockholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and our stockholders. The Nominating and Governance Committee annually evaluates all Board members and the Board as a whole. It also evaluates those directors whose terms expire that year and who are willing to continue in service against the criteria set forth above in determining whether to recommend those directors for reelection. The Nominating and Governance Committee has determined that the Board and its members meet such criteria.

Candidates for Nomination

Candidates for nomination as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating and Governance Committee determines at any time that it is desirable for the Board to consider additional candidates for nomination, the Nominating and Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if the Nominating and Governance Committee deems it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating and Governance Committee has adopted a policy to evaluate any recommendation for director nominee proposed by a stockholder, and our Bylaws also permit stockholders to nominate directors for consideration at an annual meeting, subject to certain conditions. Any recommendation for a director nomination must be submitted in writing to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, Nevada 89451

 Our Bylaws require that any director nomination made by a stockholder for consideration at an annual meeting must be received in writing not less than 90 calendar days nor more than 120 calendar days in advance of the date of the one-year anniversary of the Company’s (or the Company’s predecessor’s) previous year’s annual meeting of stockholders.

Each written notice containing a stockholder nomination of a director at an annual meeting must include as to the stockholder submitting the nomination:

•
the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of nomination to election of directors is made;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner;

•
a representation that such stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Company, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a Derivative Instrument), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that such stockholder will notify the Company in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company;

•	any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company;

•
any proportionate interest in shares of capital stock of the Company or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•
any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to base on any increase or decrease in the price or value of shares of any class or series of the Company, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any;

•
a description of any agreement, arrangement or understanding with respect to the proposal of nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable;

•
a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or a representation that such stockholder is a holder of record of stock of the Company entitled to consent to corporate action in writing without a meeting, as applicable;

•
a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such nomination; and

•
any other information that is required to be provided by such stockholder pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder’s capacity as a proponent of a stockholder nomination.

Each written notice containing a stockholder nomination of a director at an annual meeting must include for each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person;

•	a statement as to the person’s citizenship;

•	the completed and signed representation and agreement described in the Bylaws;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant;

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All director nominees must also complete a customary form of director’s questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

 Code of Ethics

The Company has adopted a Code of Business Conduct (the Conduct Code) that applies to all officers, directors and employees. The Conduct Code is available on our website at www.pdl.com. In the event we amend any provision of the Conduct Code, we will satisfy our disclosure obligations with respect to any such amendment by posting such information on our Internet website set forth above rather than by filing a Current Report on Form 8-K. Any waiver of the Conduct Code will be disclosed by filing a Current Report on Form 8-K.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of chief executive officer and chairperson of the Board as the Board has determined that it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Since March 2009, the Board has been led by a Lead Director instead of a Chairperson. Under our corporate governance principles, the Lead Director of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the chief executive officer as necessary or appropriate). The Lead Director must be an independent member of the Board. The Board believes that this leadership structure, consisting of an independent member of the Board as the Lead Director, has enhanced the Board’s oversight of, and independence from, Company management and our overall corporate governance. Dr. Selick, an independent member of the Board, currently serves as the Lead Director.

Risk Oversight by the Board

Companies face a variety of risks, including credit risk, market risk, liquidity risk and operational risk. The Board believes that an effective risk management system will: (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (iv) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Company’s management prepares periodic reports to the Audit Committee and the Board discussing in detail the known and anticipated risks to the Company and the Company’s approach to mitigating such risks. Based on such reports, the Audit Committee makes periodic reports to the Board as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

In addition to the formal compliance program, the Board and management promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Risk Assessment of Compensation Policies

In late March 2018, the Board, with the assistance of Board Advisory, conducted a risk assessment of the Company’s compensation policies and practices. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee worked closely with Board Advisory to ensure that pay levels and performance metrics were reasonable from an external competitive perspective and affordable and reasonable within the context of the Company’s current and projected long-term financial performance. The Compensation Committee assessed the Company’s mix of pay (cash versus equity and short- versus long-term) from a competitive and strategic perspective, and found it reasonable and supportive of the business strategy.

Based on the Compensation Committee’s work and the assessment conducted with the assistance of Board Advisory, the Board concluded that its compensation program does not promote excessive risk taking. In this regard, the Company notes that:

•	the Compensation Committee uses third-party corporate governance reviews of the Company’s public filings to assess the reasonableness of pay levels, CEO pay-for-performance alignment and risk profile;

•
the Compensation Committee uses an independent compensation consultant who (i) assesses the competitiveness of each component of the Company’s compensation package in relation to its peers in the healthcare industry and (ii) provides the Compensation Committee with a risk assessment report no less than annually;

•	the Company uses explicit and discrete goals in its design of incentive plans and such plans are reasonable in relation to the Company’s size, financial position and business objectives; and

•	the Company uses reasonable maximum caps in its incentive plan design.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Board has directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2017. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of the Bylaws, other governing documents or law requires stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016, by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm:

($ in thousands)	2017	2016
Fee Category
Audit Fees(1)	$2,389	$2,248
Audit-related Fees(2)	—	288
Tax Fees(3)	—	—
All Other Fees(4)	2	2
Total Fees	$2,391	$2,538

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, attestation services surrounding the effectiveness of our internal control environment and review of the interim condensed consolidated financial statements included in quarterly reports. It also includes services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the principal auditor reasonably can provide to a client, such as comfort letters, attestation services (except those not required by statute or regulation), procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2016, these consisted of the review of special purpose financial statements.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)	All other fees include any fees billed that are not audit, audit related or tax fees. In 2017 and 2016, these fees included a license to an accounting research database.
The Audit Committee pre-approves all audit services provided by the independent registered public accounting firm and permissible non-audit services in excess of a certain de minimis amount provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, any pre-approval is detailed as to the particular service or category of services and includes an estimate of the related fees. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. During fiscal years 2017 and 2016, the Audit Committee approved all of the fees described above.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

As described in detail later in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4:
APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

We are asking our stockholders to vote for approval of an amendment and restatement of our Amended and Restated 2005 Equity Incentive Plan, as amended.  The Amended and Restated 2005 Equity Incentive Plan, as amended, in effect prior to August 28, 2017 is referred to herein as the “2005 Plan.”  On August 28, 2017, our Board approved an amendment of the 2005 Plan, pursuant to which the share reserve was increased by 5,000,000 shares over the then-existing share reserve under the 2005 Plan, and on April 4, 2018, our Board approved a further amendment and restatement of the 2005 Plan, pursuant to which the share reserve was increased by an additional 15,000,000 shares of our common stock, in each case subject to stockholder approval. The final amended and restated 2005 Plan, incorporating all of these amendments, is referred to in this proposal as the “Restated Plan.” Prior to these amendments, we’ve only requested one share increase since 2007 (1,000,000 shares that were requested and approved by our stockholders at our 2015 annual meeting of stockholders).

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself. The Restated Plan is attached to this proxy statement as Appendix A.

Description of Proposed Amendments

Increase in Share Reserve.  We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders.

The aggregate number of shares that may be issued or transferred pursuant to awards under the 2005 Plan was 6,200,000 shares. Under the Restated Plan, an aggregate of 20,000,000 additional shares will be reserved for issuance under the Restated Plan relative to the share reserve under the 2005 Plan, consisting of 5,000,000 shares from the August 28, 2017 amendment and 15,000,000 shares from the April 4, 2018 amendment.

On August 29, 2017, we granted to six employees, including the executive officers, stock options to purchase an aggregate of 4,214,400 shares of our common stock, which awards were granted out of the share reserve increase approved by our Board under the 2005 Plan on August 28, 2017, and all of which were granted subject to stockholder approval (the Contingent Options). One-half of the Contingent Options will vest over the standard four-year vesting period, subject to continued service with the Company through the applicable vesting dates. The remaining Contingent Options will vest based on increases in the price of our common stock, subject to continued service with us through the applicable vesting dates, with 25% vesting on a 33% increase in the price of our common stock and the remaining 25% vesting on a 50% increase in the price of our common stock. The Contingent Options expire ten years from the date of grant, subject to earlier termination in the event of termination of employment. In the event stockholder approval of the Restated Plan is not obtained, all of the Contingent Options will automatically be forfeited.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes to Capital Structure.”

Addition of Limit on Full Value Awards. The Restated Plan provides that no more than 50% of the maximum aggregate number of shares authorized under the Restated Plan may be issued pursuant to “full value” awards. For purposes of the Restated Plan, a “full value” award is an award that does not require participants to purchase their shares, such as the grant of restricted stock or restricted stock units.

Addition of Minimum Vesting Provision. The Restated Plan adds a minimum vesting period such that awards granted under the Restated Plan will not vest earlier than the first anniversary of the applicable grant date (subject to limited exceptions).

Other Amendments. The Restated Plan makes certain changes to the 2005 Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

•
Limitations on Dividend and Dividend Equivalent Payments on Unvested Awards. The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be paid on stock options or stock appreciation rights.

•
Share Counting Provisions. Under the Restated Plan, the following shares will not be returned to the share reserve under the Restated Plan: (1) any shares subject to a stock option or stock appreciation right that are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., “net exercised”); (2) any shares tendered by the holder or reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration in payment of the exercise or purchase price of a stock option or stock appreciation right; (3) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise; and (4) and any shares repurchased by us on the open market with the proceeds of the exercise price of an option or stock appreciation right or otherwise.

•
Tax Withholding. The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

•
Extension of Time to Grant Incentive Stock Options and Increase in Incentive Stock Option Limitation. The Restated Plan provides that the maximum number of shares that may be issued pursuant to incentive stock options, or “ISOs,” will be 26,200,000, increased from 6,200,000 shares under the 2005 Plan. In addition, the Restated Plan provides that ISOs may be granted under the Restated Plan through August 27, 2027.

•
Removal of 162(m) Provisions. The Restated Plan removes certain provisions applicable to awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, or the Code, given the repeal of the performance-based compensation exception pursuant to the Tax Cuts and Jobs Act of 2017, subject to certain limited transition relief.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2005 Plan, and the shares remaining available for issuance under the 2005 Plan, and the shares subject to outstanding employment inducement awards, each as of March 26, 2018. We do not maintain any other equity incentive plans.

Shares Available for Issuance and Subject to Outstanding Awards under 2015 Plan

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
2005 Plan
Share Reserve under 2005 Plan	6,200,000	4.0%	$18,228,000
Options Outstanding under 2005 Plan	—	0.0%	—
Weighted Average Exercise Price of Outstanding Options			—
Weighted Average Remaining Term of Outstanding Options			—
Restricted stock awards outstanding under 2005 Plan(3)	2,065,232	1.3%	$6,071,782
Shares Remaining Available under 2005 Plan if Restated Plan Not Approved	2,052,303	1.3%	$6,033,771

Inducement Awards
Outstanding Inducement Stock Options	961,000	0.6%	—
Weighted Average Exercise Price of Outstanding Inducement Options			$3.21
Weighted Average Remaining Term of Outstanding Inducement Options			9.5 years
Outstanding Inducement Restricted Stock Awards	240,200	0.2%	$706,188
__________________
(1) Based on 153,812,256 shares of our common stock outstanding as of March 26, 2018.
(2) Based on the closing price of our common stock on March 26, 2018 of $2.94 per share.
(3) Performance-based restricted stock awards are reflected at “target” levels.

The table below presents information about the number of shares underlying the Contingent Options that were granted subject to stockholder approval, and the shares that would remain available for issuance under the Restated Plan, if approved, as of March 26, 2018.

Shares Available for Issuance and Subject to Outstanding Continent Options under Restated Plan

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Restated Plan
Proposed Aggregate Increase to Share Reserve Pursuant to Restated Plan	20,000,000	13.0%	$58,800,000
Contingent Options	4,214,400	2.7%	—
Weighted Average Exercise Price of Outstanding Options			$2.94
Weighted Average Remaining Term of Outstanding Options			9.4 years
Shares Remaining Available for Grant Assuming Approval of the Restated Plan	17,837,903	11.6%	$52,443,435
__________________
(1) Based on 153,812,256 shares of our common stock outstanding as of March 26, 2018.
(2) Based on the closing price of our common stock on March 26, 2018 of $2.94 per share.

In determining whether to approve the Restated Plan, including the proposed increase to the share reserve under the Restated Plan over the share reserve under the 2005 Plan, our Board considered the following:

•
The share reserve under the Restated Plan (including the increases from both the August 28, 2017 and April 4, 2018 amendments) represents an aggregate increase of 20,000,000 shares from the aggregate number of shares reserved for issuance under the 2005 Plan.

•
In determining the size of the share reserve under the Restated Plan, our Board considered the number of equity awards granted by our company under the 2005 Plan during the last three fiscal years and the introduction of the use of stock options in 2017, which are expected to be used going forward. In fiscal years 2015, 2016 and 2017, equity awards representing a total of approximately 522,000 shares, 1,264,000 shares and 6,131,400 shares, respectively, were granted under the 2005 Plan, for an annual equity burn rate of 0.3%, 0.8% and 4.0%, respectively. This represents a three-year average burn rate of 1.7%. If the employment inducement awards are included in these calculations, our annual equity burn rate for fiscal years 2015, 2016 and 2017 was 0.3%, 0.8% and 4.8%, respectively, representing a three-year average burn rate of 2.0%. Equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the fiscal year by (2) the number of shares outstanding at the end of the period.

•
We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately three years, assuming we continue to grant awards consistent with our current practices, including the use of stock options, and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

•
In fiscal years 2015, 2016 and 2017, the end of year overhang rate was approximately 3.2%, 3.0% and 3.5%, respectively (inclusive of any outstanding inducement awards but excluding the Contingent Options). If the Restated Plan is approved, we expect our overhang at the end of 2018 will be approximately 16.1% (inclusive of any outstanding inducement awards). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Compensation and Governance Best Practices

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

•
No Increase to Shares Available for Issuance without Stockholder Approval.  Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Automatic Change in Control Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control.

•
Limitations on Dividend Payments on Unvested Awards.  Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be paid on stock options or stock appreciation rights.

•
Limitations on Full Value Awards. The Restated Plan provides that no more than 50% of the maximum aggregate number of shares authorized under the Restated Plan may be issued pursuant to “full value” awards.

•
Limitations on Grants. The Restated Plan contains annual per person award limits for performance awards under Section 162(m) of the Code of 2,450,000 shares of stock subject to stock options and stock appreciation rights, 2,000,000 shares subject to performance stock awards, and $5,000,000 subject to performance cash awards.

•	Limitations on Grants to Non-Employee Directors. The limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director during any fiscal year is $800,000.

•
No Repricing or Replacement of Options or Stock Appreciation Rights.  The Restated Plan prohibits, without stockholder approval: (1) the amendment of options or stock appreciation rights to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash or any other award when the exercise or base price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares.

•
No In-the-Money Option or Stock Appreciation Right Grants.  The Restated Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•
Minimum Vesting Provisions. The Restated Plan includes a minimum vesting period such that awards granted under the Restated Plan will not vest earlier than the first anniversary of the applicable grant date (subject to limited exceptions).

•
Reasonable Share Counting Provisions. In general, if a stock award under the Restated Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Restated Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Restated Plan. Further, any shares reacquired by us pursuant to our withholding obligations in connection with a full value award will become available for issuance under the Restated Plan; provided, however, that, notwithstanding the foregoing, in the event shares subject to a full value award are tendered or withheld to satisfy any tax withholding obligation at a tax withholding rate in excess of the employer’s minimum statutory withholding rates for federal, state, local and foreign taxes, the shares tendered or withheld to satisfy the tax withholding at a rate in excess of the employer’s minimum statutory withholding obligation shall not be added back to share reserve. Notwithstanding the foregoing, the following shares will not be returned to the share reserve under the Restated Plan: (1) any shares subject to a stock option or stock appreciation right that are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., “net exercised”); (2) any shares tendered by the holder or reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration in payment of the exercise or purchase price of a stock option or stock appreciation right; (3) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise; and (4) and any shares repurchased by us on the open market with the proceeds of the exercise price of an option or stock appreciation right or otherwise.

Stockholder Approval Requirement

Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, and (2) grant ISOs thereunder.

If the Restated Plan is not approved by our stockholders, the Restated Plan will cease to be effective, the 2005 Plan (in effect prior to the amendments approved by our Board on August 28, 2017 and April 4, 2018) will continue in full force and effect, and we may continue to grant awards under the 2005 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.  In addition, all of the Contingent Options subject to stockholder approval will terminate.

Description of the Restated Plan

The material features of the Restated Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Restated Plan. Stockholders are urged to read the actual text of the Restated Plan in its entirety, which is appended to this proxy statement as Appendix A to the copy of this proxy statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

Purpose

The purpose of the Restated Plan is to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and provide a means by which the eligible recipients may benefit from increases in the value of our common stock.

Types of Awards

The terms of the Restated Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

The aggregate number of shares that were eligible to be issued or transferred pursuant to awards under the 2005 Plan prior to the August 28, 2017 and April 4, 2018 amendments was 6,200,000 shares. If this Proposal No. 4 is approved, then subject to adjustment for changes in our capital structure as described below, an aggregate of 26,200,000 shares of our common stock will be eligible to be issued or transferred pursuant to awards under the Restated Plan.

The Restated Plan provides that no more than 50% of the maximum aggregate number of shares authorized under the Restated Plan may be issued pursuant to “full value” awards.

In general, if a stock award under the Restated Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Restated Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Restated Plan. Further, any shares reacquired by us pursuant to our withholding obligations in connection with a full value award will become available for issuance under the Restated Plan; provided, however, that, notwithstanding the foregoing, in the event shares subject to a full value award are tendered or withheld to satisfy any tax withholding obligation at a tax withholding rate in excess of the employer’s minimum statutory withholding rates for federal, state, local and foreign taxes, the shares tendered or withheld to satisfy the tax withholding at a rate in excess of the employer’s minimum statutory withholding obligation shall not be added back to share reserve. Notwithstanding the foregoing, the following shares will not be returned to the share reserve under the Restated Plan: (1) any shares subject to a stock option or stock appreciation right that are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., “net exercised”); (2) any shares tendered by the holder or reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or in payment of the exercise or purchase price of a stock option or stock appreciation right; (3) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise; and (4) and any shares repurchased by us on the open market with the proceeds of the exercise price of an option or stock appreciation right or otherwise.

As of March 26, 2018, the closing price of our common stock as reported on the NASDAQ Global Market was $2.94 per share and a total of 153,812,256 shares of our common stock were outstanding.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the Restated Plan and may receive all types of awards; provided that incentive stock options may be granted under the Restated Plan only to our employees (including officers) and employees of our affiliates. As of March 26, 2018, we have 94 employees, six non-employee directors and approximately five consultants. We do not typically grant equity awards to our consultants.

Grant Limits

The Restated Plan contains annual per person award limits for performance awards under Section 162(m) of the Code. Under the Restated Plan, a maximum of 2,450,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $5,000,000 in the case of performance cash awards.

The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $800,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Administration

The Restated Plan is administered by the Board, which may in turn delegate authority to administer the Restated Plan to a committee. The Board has delegated authority to administer the Restated Plan to our Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to our Compensation Committee. The Board and our Compensation Committee are considered to be the “plan administrator” for purposes of this Proposal. Subject to the terms of the Restated Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Restated Plan.

The plan administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Restated Plan, the plan administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the Restated Plan pursuant to stock option agreements. The Restated Plan permits the grant of stock options that qualify as ISOs and nonstatutory stock options, or “NSOs.” Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Restated Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Restated Plan generally terminate three months after termination of the optionholder’s service unless (1) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (2) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (3) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (4) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Restated Plan will be determined by the plan administrator and may include (1) cash, check, bank draft or money order made payable to us, (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (3) common stock previously owned by the optionholder, (4) a net exercise feature (for NSOs only), or (5) other legal consideration approved by the plan administrator.

Stock options granted under the Restated Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Restated Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the Restated Plan is 26,200,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Restated Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services rendered to, or for the benefit of, us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason. Dividends with respect to a restricted stock award that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Restated Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the plan administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Dividend equivalents with respect to any award, including a restricted stock unit award, that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the participant to the extent that the vesting conditions are subsequently satisfied and the award vests. Dividend equivalents may not be paid on stock options or stock appreciation rights.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Restated Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Restated Plan.

Performance Awards

The Restated Plan allows us to grant cash and stock based performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board or Compensation Committee.

In granting a performance award, our Board or Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Performance goals under the Restated Plan may be based on, but are not limited to, any one or more of the following performance criteria: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; product regulatory approvals; hiring of additional employees; projects in development; regulatory filings; research and development expenses; completion of a joint venture or other corporate transaction; acquisition of revenue-generating assets; capital structure financing; surplus cash to pay dividends; and other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our Board or Compensation Committee may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Measures; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Restated Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.

Minimum Vesting Requirement

The Restated Plan contains a minimum vesting period which provides that Awards will be subject to a minimum vesting period of one year from the date of grant. This required vesting period will not apply: (1) to awards involving an aggregate number of shares not in excess of 5% of the Restated Plan’s share reserve or (2) as determined by the plan administrator, upon the holder’s death, disability or termination as a service provider or in connection with a transaction or a change of control (each as described below). For purposes of awards made to nonemployee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.

Clawback/Recovery

Awards granted under the Restated Plan will be subject to recoupment in accordance with the clawback policy we adopted in 2013. A more complete discussion regarding the clawback policy can be found at “Compensation Recovery Policy” under “Compensation Discussion and Analysis” below. In addition, the Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (1) the class(es) and maximum number of securities subject to the Restated Plan; (2) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (3) the class(es) and maximum number of securities that may be awarded to any person pursuant to the Restated Plan’s individual award limits; (4) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (5) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the Restated Plan and described below), the Board will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board at the time of grant:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as the Board may consider appropriate; and

•
make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Restated Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets; (2) a sale or other disposition of more than 50% of our outstanding securities; or (3) a merger, consolidation or similar transaction to which the Company is a party.

A change of control generally means (1) the acquisition by a person or entity of more than 35% of our combined voting power other than by merger, consolidation or similar transaction; (2) certain corporate transactions, including a sale of substantially all of our assets, a sale of more than 50% of our voting stock, or a consummated merger, consolidation or similar transaction; or (3) our stockholders or the Board approves a plan of dissolution or liquidation.

Change in Control

Under the Restated Plan, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Restated Plan) as may be provided in the award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

The Board or our Compensation Committee, as the case may be, will have the authority to amend or terminate the Restated Plan at any time. However, except as otherwise provided in the Restated Plan, no amendment or termination of the Restated Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Restated Plan as required by applicable law and listing requirements. No ISOs may be granted under the Restated Plan after August 27, 2027.

U.S. Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted to U.S. taxpayers under the Restated Plan. Tax consequences for any particular individual may be different.

If an optionee is granted a non-qualified stock option under the Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees.”

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as

“performance-based” under Section 162(m) was exempt from this $1,000,000 deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although the 2005 Plan was designed to allow us to grant awards that were “performance-based” under Section 162(m), subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to covered employees, including outstanding awards. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Plan Benefits

Plan Benefits. The following table sets forth the aggregate number of shares subject to awards granted under the 2005 Plan since inception and prior to the adoption of the amendment to the 2005 Plan on August 28, 2017 and the adoption of the Restated Plan on April 4, 2018, which remained outstanding as of March 26, 2018, to the individuals and groups listed below.

Name or Group	Number of Shares Underlying RSAs Granted (#)(1)	Number of Shares Underlying Options Granted (#)
John P. McLaughlin Chief Executive Officer	804,136	—
Dominique Monnet President	—	—
Christopher Stone Vice President, General Counsel and Secretary	286,550	—
Peter Garcia Vice President and Chief Financial Officer	284,274	—
Danny Hart(2) Former Vice President, Business Development	—	—
Steffen Pietzke Vice President, Finance and Chief Accounting Officer	119,136	—
All Current Executive Officers as a Group (five persons)	1,494,096	—
All Current Non-Employee Directors as a Group (six persons)(3)	364,374	—
All Current Non-Executive Officer Employees as a Group (89 persons)	206,762	—
__________________
(1) Performance-based restricted stock awards are reflected at “target” levels.
(2) Mr. Hart’s equity awards were forfeited upon his departure from the Company in October 2017.
(3) Our non-employee directors are eligible to receive automatic equity awards under our director compensation policy, in the amounts and as described under the heading “Compensation of our Directors” below and will be eligible to receive awards under the Restated Plan pursuant to such policy, which description is incorporated by reference into this proposal.

New Plan Benefits. On August 29, 2017, we granted to six employees, including the executive officers, an aggregate of 4,214,400 Contingent Options, subject to obtaining stockholder approval of the Restated Plan. One-half of the Contingent Options will vest over the standard four-year vesting period, subject to continued service with the Company through the applicable vesting dates. The remaining Contingent Options will vest based on increases in the price of our common stock, subject to continued service with us through the applicable vesting dates, with 25% vesting on a 33% increase in the price of our common stock and the remaining 25% vesting on a 50% increase in the price of our common stock. The Contingent Options expire ten years from the date of grant, subject to earlier termination in the event of termination of employment.

The following table sets forth information pertaining to the Contingent Options outstanding as of March 26, 2018.  In the event stockholder approval of the Restated Plan is not obtained, all of the Contingent Options will be automatically forfeited.

Name or Group	Number of Shares Underlying Contingent Options Granted (#)
John P. McLaughlin	1,922,100
Dominique Monnet	—
Christopher Stone	700,500
Peter Garcia	694,900
Danny Hart(1)	—
Steffen Pietzke	320,300
All Current Executive Officers as a Group (five persons)	3,637,800
All Current Non-Employee Directors as a Group (six persons)	—
All Current Non-Executive Officer Employees as a Group (89 persons)	576,600
_______________
(1) Mr. Hart was granted 650,300 Contingent Options, but all of those options were forfeited upon his departure from the Company in October 2017, and therefore are not reflected in the table above.

All other future awards under the 2005 Plan and the Restated Plan are within the discretion of the plan administrator and the benefits of such awards are, therefore, not determinable.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Company’s Amended and Restated 2005 Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS

Certain information with respect to our current executive officers is set forth below. Under the Bylaws, each executive officer is appointed annually by the Board, and each holds office until such officer resigns, is removed, is otherwise disqualified to serve or such officer’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John P. McLaughlin	66	Chief Executive Officer
Dominique Monnet	59	President
Christopher Stone	53	Vice President, General Counsel and Secretary
Peter Garcia	56	Vice President and Chief Financial Officer
Steffen Pietzke(1)	46	Vice President, Finance and Chief Accounting Officer
_____________________
(1) On April 5, 2018, Mr. Pietzke tendered a notice of resignation to the Company, with such resignation being effective April 17, 2018.

John P. McLaughlin, please see discussion under “Proposal No. 1: Election of Directors - Recommendation of the Board of Directors” for information about Mr. McLaughlin.

Dominique Monnet joined the Company in September 2017 as our President. Before joining PDL, Mr. Monnet served as senior vice president and chief marketing officer of Alexion Pharmaceuticals from May 2014 to October 2015 where he was responsible for commercial operations in the United States and Latin America and oversaw new products and global business operations functions. From August 2013 to May 2014 he was a managing director at Biotech Advisors International, LLC, a biotechnology consulting firm. Prior to that, from July 2002 through July 2013, he was a senior executive at Amgen Inc. (Amgen) where he served in a number of key commercial leadership positions in the United States and internationally. Most recently he acted as vice president and general manager for Amgen’s Inflammation Business Unit from August 2011 until July 2013, where he was responsible for accelerating the growth of the Enbrel® franchise in the highly competitive U.S. market. Prior to this, he served as vice president and head of Amgen’s Global Marketing and Commercial Development, where he led the marketing strategies and global launches of new products across a range of therapeutic areas. From July 2002 through 2006, Mr. Monnet was based in Zug, Switzerland, where he served as Amgen’s vice president of International Marketing and Business Operations, building Amgen’s international commercial capability and leading the creation of its successful international franchises in oncology and nephrology. Before joining Amgen, Mr. Monnet held positions of increasing responsibility in line commercial management and global marketing over 19 years at Schering-Plough — including General Manager of its affiliate in the UK and Republic of Ireland — Ciba-Geigy and Alza Corporation. Mr. Monnet holds a business degree from EDHEC Business School in Lille, France, and an MBA from INSEAD in Fontainebleau, France.

Christopher Stone joined the Company in February 2009 as our Vice President, General Counsel and Secretary. He brings more than 25 years of legal experience to the role. Before joining PDL, Mr. Stone served as Vice President of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company, where his work included a focus on intellectual property protection and licensing. Prior to that time, he was Vice President of Intellectual Assets USA at Danisco A/S, a global producer of food ingredients, enzymes and bio-based solutions. From 1994 to 2005, Mr. Stone was with Genencor International, a biotechnology company that was acquired by Danisco in 2005, most recently as Vice President of Intellectual Property and General Patent Counsel. At Genencor, he handled all intellectual property matters, including developing and implementing an overall strategy for its domestic and international patent estate of approximately 3,700 patents and patent applications, and managed multiple litigation and interference proceedings and numerous European patent oppositions. Mr. Stone received a J.D. from the National Law Center at George Washington University and a B.S. in Biochemistry from the University of Massachusetts. He is an active member of the District of Columbia Bar, Nevada Bar (company counsel) and California Bar, and was admitted to practice before the United States Patent & Trademark Office in 1992.

Peter Garcia joined the Company in May 2013 as our Vice President and Chief Financial Officer. He also served as our Acting Chief Accounting Officer from May 2013 until July 2013. Before joining PDL, Mr. Garcia served as chief financial officer of BioTime, Inc., which he joined in 2011. Between the years of 1996 and 2011, Mr. Garcia was chief financial officer of six biotech and high-tech companies, including Marina Biotech, Nanosys, Nuvelo, Novacept, IntraBiotics Pharmaceuticals and Dendreon Corporation. While at these companies he raised over $550 million, led multiple merger and acquisition transactions, and managed multiple functions including finance, accounting, treasury, investor relations, corporate communications, IT and facilities. From

1990 to 1996, he was a finance executive with Amgen. Mr. Garcia holds a B.A. in economics and sociology with honors from Stanford University and an MBA with an emphasis in finance and accounting from UCLA.

Steffen Pietzke, our Vice President, Finance and Chief Accounting Officer, joined the Company in June 2015 as the Company’s Controller and Chief Accounting Officer. Since joining the Company, Mr. Pietzke was promoted to Vice President, Finance and Chief Accounting Officer in March 2017. Prior to PDL, Mr. Pietzke was a Senior Manager with Ernst & Young LLP (EY) since 2013. He provided audit and related financial services to both public and private companies in the U.S., Europe and China. Prior to joining EY, Mr. Pietzke was with PricewaterhouseCoopers LLP for more than 12 years, most recently as a senior manager. He is highly regarded at these public accounting firms for his technical expertise where he focused on specific complex areas such as revenue recognition, financial instruments, derivatives, stock-based compensation and public offerings. Mr. Pietzke is a licensed Certified Public Accountant, a member of the American Institute of Certified Public Accountants and holds a Bachelor of Business Science degree in Accounting with honors from the University of Sciences in Offenburg, Germany.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our named executive officers set forth below in “Executive Officer Compensation—Summary Compensation Table.”

We present our Compensation Discussion and Analysis in the following sections:

1.	Executive Summary. In this section, we describe certain aspects of our business, highlight our 2017 corporate performance, and summarize certain governance aspects of our executive compensation program.	p.	34

2.	Executive Compensation Program Philosophy, Objectives and Process. In this section, we describe our executive compensation philosophy and objectives and the process the Compensation Committee follows in deciding how to compensate our named executive officers and the material elements of our executive compensation program.	p.	39

3.	Compensation Program Elements. In this section, we present a brief overview of the specific elements of our compensation program and a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our named executive officers for fiscal year 2017.	p.	42

4.	Other Executive Compensation Matters. In this section, we summarize our other compensation policies, review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p.	53

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Business Overview

For the several years prior to 2017, we had a unique business model in the healthcare industry because we conducted no clinical research, development or commercialization activities, but rather earned substantially all our revenues from royalties related to our patents covering the humanization of antibodies, which we refer to our Queen et al. patents. Anticipating a significant decline in revenue once these royalties ended in the first quarter of 2016, and after consultation with our shareholders, we began acquiring income generating assets in the second half of 2012 to build a longer-term replacement revenue stream. These income generating assets were typically in the form of notes receivable, royalty rights and hybrid notes/royalty receivables from health care companies with commercial-stage therapies or medical devices having strong economic fundamentals. In early 2016 we began to see attractive opportunities to make equity investments in commercial stage companies or acquire pharmaceutical or medical products. In July 2016, we took advantage of such an opportunity by making controlling interest equity investments in Noden Pharma DAC and Noden Pharma USA, Inc. (together, Noden Pharma), and Noden Pharma then acquired the pharmaceutical products Tekturna® and Tekturna HCT® in the United States and Rasilez® and Rasilez HCT® in the rest of the world (collectively, the Noden Products).

Since 2012 we have consistently been able to selectively identify and acquire income generating assets to provide a more diversified base of assets that we believe will support meaningful financial returns to our stockholders going forward. Beginning in 2016 and through 2017, we de-emphasized our focus from acquiring royalty assets and providing debt facilities to focus on acquiring pharmaceutical products, either directly or through equity investments in companies who have such products. The purpose of this shift is to provide longer term returns for our stockholders by building a sustainable growth model for the Company. To date, including the Noden Pharma transaction, we have consummated 17 of such transactions and committed over $1.4 billion in the acquisition of new income generating assets and products.

We believe that the transition underlying our business strategy requires competitively compensating our very small management team consistent with the long-term focus necessary to support our business model in this period of transition. We compete with many other companies in seeking to attract and retain a skilled management team and have to overcome the disadvantages of being located in a remote location with limited access to top executive talent and expertise.

Fiscal 2017 Performance

In 2017, we reported total revenues of approximately $320.1 million, an approximate 31% increase from 2016 total revenues.

Pharmaceutical Product Acquisitions

We actively manage a portfolio of pharmaceutical products and income generating assets while evaluating new product acquisition transactions. In 2017, we sold one of our debt assets, the kaléo note, for 101% of its par value, or $141.7 million, the purpose of which was to provide the Company with more cash for acquiring pharmaceutical products and/or making equity investments in companies who have such products in the future.

Using cash flows generated from our income generating assets, the cumulative return on such assets was 15.9% in 2017, 14.9% in 2016, 10.5% in 2015, 24.2% in 2014 and 8.6% in 2013. The charts below show (i) the year-over-year growth in asset value of our products and income generating assets and cash, cash equivalents and short-term investments, (ii) the year-over-year growth in book value per share of the Company and (iii) the year-over-year cash flow and revenue attributable to our products acquisitions and income generating assets, in each case since 2013, the first full year of our program to acquire income generating assets.

Total Stockholder Return

The chart below shows our total stockholder return (TSR) over the one, three and five year periods ending December 31, 2017 in comparison to the average of our peer group specified under “Comparator Companies” on page 40:

Total Stockholder Return
40%
30%
20%
10%
0%
-10%
-20%
-30%
Total Stockholder Return (%)
One Year TSR (%)
Three Year TSR (%)
Five Year TSR (%)
PDL BioPharma Inc.
Other Companies Average

There are inter-related factors that may explain this disconnect between our financial performance and our three and five year TSR performance. First is the significant decline in revenues we experienced after the first quarter of 2016 due to the expiration of the Queen et al. patents and the conclusion of most license payments related to the patents. While we anticipated this decline in revenue and informed our investors of our plan to mitigate it through the acquisition of income generating assets, the significant decline in revenues quarter over quarter negatively impacted our stock price. Second, we eliminated our dividend program in August of 2016 to increase cash on hand for subsequent acquisitions of income generating assets, which resulted in several dividend sensitive institutional investors selling our stock. We formed our strategy of acquiring pharmaceutical products and income generating assets in anticipation of the significant reduction of revenues after the first quarter of 2016, but finding high quality income generating assets and products in a financially disciplined manner to fully replace the Queen et al. patents derived revenues is a several-year process. However, through our strategy of acquiring income generating assets and expansion into acquiring pharmaceutical products, we believe we can continue to provide our stockholders with returns that extend well beyond the revenues from the Queen et al. patents. In 2017, we saw the benefits of our strategy begin to be reflected in our share price, which increased approximately 29%.

Fiscal 2017 Executive Compensation

Emphasis on “At Risk”, Performance Based Compensation

The Compensation Committee is focused on linking both cash and equity compensation to Company performance and putting a significant portion of such compensation variable or “at risk.” “At risk” pay is tied to the achievement of corporate and individual objectives or stock price performance. In 2015, 2016 and 2017, all cash and equity compensation earned by executive officers was “at risk” under the annual bonus and long-term incentive plans devised by the Compensation Committee; the only component of compensation not “at risk” is base salary. As we have transitioned our business model, the “at-risk” cash payments and equity grants to our chief executive officer increased to 79.7% in 2017 from 52.5% in 2013, as illustrated in the chart below:

Pay-for-Performance Alignment of Executive Compensation in 2017; Key 2017 Executive Compensation Decisions:

•
Reduction in CEO Base Salary for 2017: In recognition of the performance of the Company’s stock price in 2016, Mr. McLaughlin proposed, and the Compensation Committee agreed, to reduce his base salary from $800,065 (his base salary in 2016) to $700,057 for 2017, effective as of March 2, 2017. For 2017, none of the other named executive officers received a base salary increase, with the exception of Mr. Pietzke, who received an increase in connection with his promotion in January 2017 to Vice President, Finance and Chief Accounting Officer.

•
No Bonuses Paid to Named Executive Officers Under 2017 Annual Bonus Plan: In December 2017, despite achieving certain of the corporate goals including the improvement of share performance relative to our peer companies, the Compensation Committee determined that no bonus payments would be made under the 2017 Annual Bonus Plan due to the threshold goal not being achieved. For more information on the non-payment of bonuses under the 2017 Annual Bonus Plan, please see the discussion under “2017 Performance Evaluations and Bonus Amounts” below. Mr. Pietzke received a discretionary bonus for his contributions to the Company during 2017, as described below.

•	Restructuring of Long-Term Incentive Award Program:

◦
2017/21 Long-Term Incentive Plan: In furtherance of our long-term performance incentive structure, in March 2017, the Compensation Committee established the 2017/21 Long-Term Incentive Plan, or the 2017/21 LTIP, for our executive officers. As with prior years, the 2017/21 LTIP is comprised of two components: (i) the right to receive a cash payment and (ii) the grant of a number of unvested restricted shares of our common stock based on a known underlying stock price. However, for the 2017/21 LTIP, the Compensation Committee determined that increasing the stock component provided for increased alignment with the interests of the Company’s stockholders, and changed the mix to 60% cash and 40% restricted stock (from 70% cash and 30% restricted stock in previous years). The purpose of the 2017/21 LTIP is to enhance stockholder return over the long term, through promotion of long-term corporate goals and retention of the Company’s management team over a performance period of five years. The 2017/21 LTIP is constructed so that 50% of such cash payments and restricted shares are eligible to vest in December 2018 at the end of a two calendar year performance period, and the remaining 50% of cash payments and restricted shares are eligible to vest in equal amounts over the following three-year period in December of 2019, 2020 and 2021.

◦
Payouts Under Previous Long-Term Incentive Awards: In December 2017, the Compensation Committee determined the 2017 payouts under our long-term incentive program awards originally granted to our named executive officers in 2014, 2015 and 2016, in accordance with the terms of those plans. As with the 2017/21 LTIP, those programs were comprised of both cash awards and restricted stock awards. Due to the nature of the restricted stock portion of the LTIP programs, our stock price directly affects the amount of compensation actually realized by our named executive officers under those programs. The table below sets forth the reported value of restricted stock granted to our chief executive officer under the 2014/18 LTIP, the 2015/19 LTIP and the 2016/20 LTIP based on the grant date values for the restricted stock under such plans ($8.22, $7.62 and $3.22 per share, respectively) for the portion subject to vesting during 2017 compared to the value realized based on the actual amount of restricted stock that vested and the stock price as of 2017 year-end ($2.74):

	Reported Value of Restricted Stock	Realized Value of Restricted Stock
2014/18 LTIP	$164,088	$54,696

2015/19 LTIP	$164,088	$54,285

2016/20 LTIP	$650,000	$276,458

As indicated in the table above, the performance of our stock over the life of our long-term incentive plans has a significant impact on the amount of compensation that is actually realized by our executive officers.  The amount of awards earned by each named executive officer under the 2014/18 LTIP, 2015/19 LTIP and 2016/20 LTIP for fiscal year 2017 is discussed under the section “Long-Term Incentives” beginning on page 46.

◦
Introduction of Stock Options: In recognition of the Company’s transition into a more traditional pharmaceutical company, in August 2017, the Compensation Committee, in consultation with Board Advisory, an independent compensation consultant, granted stock options to the Company’s executive officers for the first time since 2008. This decision was made as part of a restructuring of long-term incentives for the Company’s executive officers that would feature stock options and restricted stock as opposed to cash and restricted stock, which had been used in the Company’s long-term incentive plans for the past several years. The restructuring was in part a response to feedback that the Company had received from certain of its stockholders who expressed a belief that all equity awards better aligned the Company’s executive officer’s interests with that of its stockholders than cash payments. It is expected for the foreseeable future that our long-term incentive plans will consist of all equity with no cash component. Executives do not realize value from our stock options unless our stock price appreciates following the date of grant and our Compensation Committee therefore considers stock options to be “at-risk,” performance-based compensation. Moreover, the vesting of 50% of such stock options are subject to specified increases in our stock price, with 25% vesting on a 33% increase in our stock price and 25% vesting on a 50% increase in our stock price, in each case from the stock price at the grant date.

Stockholder Engagement and Response to 2017 Say-on-Pay Vote

In May 2017, we reached out to our top 35 stockholders, who in the aggregate owned approximately 69% of our outstanding common stock at such time, to determine if such stockholders had any issues or questions regarding the voting proposals in the 2017 proxy statement. In response to this outreach, no stockholders identified any issues with respect to the voting proposals. Accordingly, an overwhelming majority of the votes cast (above 95%) at our annual meeting held in June 2017 were in favor of each of the proposals, including the “say-on-pay” proposal. Since “say-on-pay” was adopted, we have received stockholder approval votes of above 93% each year. In reviewing our executive compensation program, the Compensation Committee considered, among other things, the 2017 vote results and other feedback we received from stockholders. After careful consideration, the Compensation Committee kept our executive compensation program substantially the same as in 2016, with the exception of the introduction of stock options as part of our long-term incentive program and the issuance of time-based restricted stock units to Dominique Monnet in September 2017 in connection with his commencement of employment as president of the Company. In addition, periodically throughout 2017, our chief financial officer and chief executive officer met directly with stockholders and potential investors at healthcare and other investor conferences to discuss the business strategy of the Company.

Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on the say-on-pay proposal annually. At the Company’s annual meeting of stockholders held in June 2017, the majority of the votes cast on the say-on-frequency proposal were cast in favor of annual say-on-pay votes and the Board has determined that we will hold an annual advisory vote on executive compensation until the next say-on-pay-frequency vote is held.

Selected Compensation Governance Highlights

Our executive compensation program consists of an array of compensation governance features and controls. Below we summarize certain executive compensation-related practices that were in effect during 2017 and that we believe serve our stockholders’ long-term interests.

What We Do
✓	The Compensation Committee is comprised solely of independent directors.
✓	We structure a substantial portion of officer pay opportunities in the form of “at-risk” performance-based compensation.
✓
Our chief executive officer’s annual cash bonus is 100% attributable to the achievement of corporate goals set by the Compensation Committee and ratified by the Board and is fully at risk of non-payment in the event of unsatisfactory performance, thereby putting a minimum of 50% of our chief executive officer’s total annual cash compensation (comprised of base salary and an annual cash bonus opportunity) at risk and tied to the Company’s annual performance

✓
Our long-term incentive plans have been designed to reward and retain our valuable management, align the interest of management with our stockholders and incentivize long-term performance. All of our cash and the majority of our equity incentive awards are fully “at risk”, earned based on achievement of performance goals that are aligned with our business plan.

✓
In 2017, we began restructuring our long-term incentive plans to be comprised of restricted stock and stock options rather than restricted stock and cash in part in response to feedback from certain of our stockholders.

✓	We conduct an annual say-on-pay vote.
✓	We seek input from, listen to and respond to stockholders.
✓
We have adopted a clawback policy to prevent executive officers involved in certain wrongful conduct from unjustly benefiting from such conduct, and to remove the financial incentives to engage in such conduct.

✓	We utilize robust stock ownership guidelines for executive officers and directors.
✓
We strictly prohibit our executive officers from “short sales,” hedging and other monetization transactions (such as zero-cost collars and forward sale contracts), holding the Company’s securities in margin accounts and pledging the Company’s securities as collateral for loans.

✓	The Compensation Committee retains an independent compensation consultant.

What We Do Not Do
✗	We do not provide supplemental executive retirement benefits.
✗	We do not provide gross-up tax payments for our named executive officers.
✗	We do not provide guaranteed bonuses.

Executive Compensation Program Philosophy, Objectives and Process

Philosophy and Objectives

The Compensation Committee has structured our executive compensation program to take into account our unique business model, leveraged headcount and location.

The goals of our executive compensation established by the Compensation Committee are fourfold:

•	Structure our compensation plans to effectively motivate our management to achieve the stated goals of the Company and to perform in a manner that maximizes stockholder value.

•
Offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executive officers through appropriate base compensation, equity and cash awards and incentives.

•
Strike a balance of short-term and long-term incentives tied to our named executive officers’ individual performance and their contribution to our annual and long-term company-wide goals and objectives.

•	Align the interests of our named executive officers and stockholders through the use of equity incentives, performance metrics and stock ownership requirements.

Our business mission is to enhance stockholder value by acquiring and managing a portfolio of companies, products and royalty assets in the biotech, pharmaceutical and medical device industries. Because these goals are accomplished over both the short- and long-term, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to assure that management and employees are focused on attainment of the Company’s corporate goals. The Compensation Committee has not employed any specific policies for allocating compensation between annual and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation; although it reviews the mix with its independent consultant on an annual basis.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executive officers, and encourages them to take a balanced approach, focused on achieving our corporate goals and enhancing stockholder return. A more complete discussion regarding the risk assessment process can be found at “Risk Assessment of Compensation Policies” above.

Process

When making executive compensation program decisions, the Compensation Committee reviews: (i) the Company’s competitive market compensation data, (ii) our performance against our corporate goals and objectives, (iii) our performance relative to our comparator companies, (iv) individual officer qualifications and performance based on specified performance metrics, and (v) the unique circumstances of the Company. To accomplish these reviews, the Compensation Committee engaged Board Advisory to provide advice on competitive market practice and recommendations for structuring our named executive officers’ compensation for fiscal year 2017. Board Advisory reports to and is accountable to the Compensation Committee, and may not conduct any other work for us without the authorization of the Compensation Committee. Board Advisory did not provide any services to us in 2017 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. After review and consultation with Board Advisory, the Compensation Committee has determined that Board Advisory is independent and there is no conflict of interest resulting from retaining Board Advisory currently or during the year ended December 31, 2017. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards. In addition, we engaged a third party corporate governance consultant to provide market performance and performance metric data for fiscal year 2016 for the Compensation Committee’s fiscal year 2017 compensation decisions.

Our chief executive officer aids the Compensation Committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer, in turn, participates in an annual performance review with the chief executive officer to provide input about his contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and executive team as a group is reviewed annually by the Compensation Committee.

Comparator Companies

Due to the Company’s unique business model and circumstances, the Compensation Committee has found it difficult to establish an appropriate group of peer companies for the purposes of evaluating our compensation practices. The mix of healthcare products and royalty and debt assets that generate the Company’s revenues straddles both the more traditional healthcare industry and the asset management industry. The Compensation Committee, in consultation with Board Advisory, has determined that companies in the healthcare industry remain the most appropriate peers for executive compensation comparison purposes because (i) our primary focus is on acquiring pharmaceutical products, (ii) all of our income generating assets are derived from the healthcare industry and (iii) it is the sector from which we primarily draw our management. The Compensation Committee also reviewed a peer group proposed by a third party corporate governance consultant. To that end, in August 2017, the Compensation Committee directed Board Advisory to analyze companies in the healthcare industry with the same Global Industry Classification Standard code, or GICS code, and revenues between $100 million and approximately $1 billion, and in particular comparable pharmaceutical companies, to recommend a peer group for purposes of analyzing the Company’s compensation practices.

The list of comparator companies is reviewed and updated annually as the previous year’s companies may no longer fit the most appropriate parameters for the Company. The list of comparator companies was selected based in part on the Company’s size in terms of market capitalization and revenues based on information available to the Compensation Committee in December 2016. In comparison to the list of comparator companies used in 2016, several companies were dropped that, in the view of the Compensation Committee, had annual revenues higher than were appropriate to be used as a comparator company in 2017. The following list of comparator companies for 2017 compensation decisions demonstrates the Compensation Committee’s focus on selecting companies relatively similar in industry sector and size (after taking into account that the Company is unique in its business model and circumstances):

Acorda Therapeutics, Inc. Aegerion Pharmaceuticals, Inc. (1) Akorn, Inc. AMAG Pharmaceuticals, Inc. ANI Pharmaceuticals, Inc. Depomed, Inc. Eagle Pharmaceuticals, Inc.	Emergent BioSolutions Inc. Genomic Health, Inc. Horizon Pharma plc Impax Laboratories, Inc. Insys Therapeutics, Inc. Lannett Company, Inc. MiMedx Group, Inc.	Momenta Pharmaceuticals, Inc. Myriad Genetics, Inc. Pacira Pharmaceuticals, Inc. Prestige Brands Holdings, Inc. Sucampo Pharmaceuticals, Inc. The Medicines Company Vanda Pharmaceuticals Inc.
_________________________

(1)	Aegerion Pharmaceuticals, Inc. was acquired after the establishment of the comparator group and no longer exists as an independent company.

Competitive Market Data

The Compensation Committee reviewed the resulting competitive market compensation data prepared by Board Advisory from the list of comparator companies. The Compensation Committee determined that, in order to attract the executive talent necessary to lead the Company, target total direct compensation (comprised of base salary, annual bonus opportunity and long-term incentive opportunity) should be near or at the 50th percentile of the comparator companies.

Each year, Board Advisory surveys the compensation practices of the comparator companies to assess the competitiveness of our compensation programs. Although we maintain the peer group for executive compensation and performance reference purposes, the comparator company compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, during 2017, Board Advisory analyzed (i) the compensation levels of the comparator companies referenced above and (ii) the 2016 Radford Global Life Sciences Survey for companies with annual revenues in a range between $100 million and $600 million (the 2016 Radford Compensation Survey). With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available comparator company data and the survey data, we are able to develop the best set of robust competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments to the named executive officers, reviews the publicly available comparator company group data and the survey data to ensure that, following any compensation adjustment, the total compensation of named executive officers falls within our guidelines.

The Compensation Committee determined that, in order to attract the executive talent necessary to lead the Company, target total direct compensation (comprised of base salary, annual bonus opportunity and long-term incentive opportunity) should be near or at the 50th percentile of the comparator companies. However, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards after reviewing our performance and carefully evaluating each named executive officer’s performance during the year, leadership qualities, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.

Qualifications and Unique Company Existence

In addition to analyzing market compensation and performance data, the Compensation Committee considers each individual’s qualifications, experience and contribution to the Company when making compensation decisions, as well as our unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding our headquarters and the fact that we require our named executive officers to be located proximate to our headquarters in Nevada.

No Delegation of Compensation Decisions

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits. Our chief executive officer and an independent compensation consultant assist the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on the Company and individual performance of our named executive officers and management’s perspective and recommendations on compensation matters (our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving deliberation and decision-making pertaining to his own compensation). The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.

Compensation Program Elements

The annual compensation payable to our named executive officers is comprised of four primary elements which are designed together to motivate our named executive officers to achieve our strategic goals. These four elements are: (i) base salary, (ii) annual cash bonus, (iii) long-term incentive compensation and (iv) employee benefits.

In addition, we provide other limited perquisites, benefits and severance, but such perquisites and benefits, other than a housing allowance provided to a limited number of employees, are generally available to all of our employees on the same terms as to our named executive officers.

Each element, and why we pay it, is discussed below.

Base Salary

Base salary is the fundamental, fixed element of our named executive officers’ compensation and the foundation for each named executive officer’s total compensation.

In order to attract the executive talent necessary to lead the Company, the Compensation Committee believes that base salary should be near or at the 50th percentile of similar-sized companies within the healthcare industry and should be based on an individual’s qualifications, experience and contribution to the Company.

Base salaries are reviewed annually and may be adjusted by the Compensation Committee taking into account the individual performance of the named executive officer as well as that of the Company as a whole.

For fiscal year 2017, the Compensation Committee reviewed the base salary and performance of each of our named executive officers, the performance of the Company and Board Advisory’s analysis and summary of the market practice of the comparator companies. The Compensation Committee determined that the base salaries of certain of our named executive officers for 2016 (Messrs. Stone, Garcia and Hart) were near or at the 50th percentile of the Company’s comparator companies and according to the 2016 Radford Compensation Survey. Based on this review, the Compensation Committee determined not to increase the base salaries of these named executive officers for 2017. In recognition of the performance of the Company’s stock price in 2016, Mr. McLaughlin proposed, and the Compensation Committee agreed, to reduce his base salary from $800,065 (his base salary in 2016) to $700,057 for 2017. The base salary of Mr. Pietzke was increased in January 2017 to reflect his promotion to Vice President, Finance and Chief Accounting Officer, the increase of which is also based on comparator data. In connection with the appointment of Mr. Monnet as President of the Company, the Compensation Committee performed similar analysis using the 2016 Radford Compensation Survey to determine his base salary.

The fiscal year 2017 base salaries for our named executive officers are set forth in the table below:

Name	Title	2017 Base Salary		% Increase or Decrease from 2016 Base Salary
John P. McLaughlin	Chief Executive Officer	$700,057	(1)	(12.5)%
Dominique Monnet (2)	President	$500,000		—
Christopher Stone	Vice President, General Counsel and Secretary	$460,350		—
Peter Garcia	Vice President and Chief Financial Officer	$430,301		—
Danny Hart	Former Vice President, Business Development	$381,924		—
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$316,004		18%
_____________________
(1)    Mr. McLaughlin’s salary was reduced from $800,065 to $700,057, effective as of March 2, 2017.
(2)    Mr. Monnet was appointed as an executive officer of the Company in September 2017.

 Annual Cash Bonus

The second component of our named executive officers’ total compensation is the annual cash bonus. The annual cash bonus is intended to encourage high levels of individual and Company performance by rewarding our named executive officers for their individual contributions and our overall performance during the year.

As discussed above, in order to attract the executive talent necessary to lead the Company, the Compensation Committee has determined that total target cash compensation should be near or at the 50th percentile of other similar-sized companies within the healthcare industry and should be based on an individual’s qualifications and experience. Furthermore, the Compensation Committee believes that a significant portion of a named executive officer’s compensation should be based on Company and individual performance. As a result, we provide our named executive officers with an annual cash bonus opportunity that can be earned based on achievement of certain predetermined corporate and, in the case of our named executive officers other than our chief executive officer, individual performance goals.

Fiscal Year 2017 Annual Bonus Evaluation

For fiscal year 2017, the Compensation Committee established the 2017 Annual Bonus Plan. The 2017 Annual Bonus Plan is composed of cash compensation that is entirely at risk, depending on performance. In the event of underperformance, the Compensation Committee may elect to award no bonus. In the event of performance that exceeds the Compensation Committee’s performance expectations, the bonus amount is capped at a maximum of 200% of the target amount.

As part of the 2017 Annual Bonus Plan, the Compensation Committee reviewed, and recommended to the Board for approval, the Company’s corporate goals for 2017 and the individual goals for our named executive officers, as well as the weighting of corporate and individual goals in determining their bonuses for fiscal year 2017.

In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee has determined that our chief executive officer’s performance should be measured solely on the basis of the Company’s overall performance with respect to corporate goals. With respect to the other named executive officers, the Compensation Committee has determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as the Company, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals.

In connection with the annual cash bonus, the Compensation Committee reviewed the target bonus (as a percentage of base salary) of each named executive officer and Board Advisory’s analysis and summary of the market practice of the comparator companies. In March of 2017, the Compensation Committee determined that the target bonus percentages of Messrs. McLaughlin, Stone, Garcia and Hart were near or at the 50th percentile of its comparator companies as well as those covered by the 2016 Radford Survey, and accordingly, the Compensation Committee made no changes to their target and maximum bonus percentages. In connection with his promotion, Mr. Pietzke’s target bonus percentage was increased from 45% of his base salary to 65% of his base salary, based on the comparator data.

The target and maximum bonus (as a percentage of base salary) and the ratio of corporate to individual goals for each named executive officer are set forth in the table below:

Name	Title	2016 Target Bonus	2017 Target Bonus	2017 Maximum Bonus	Ratio of 2017 Corporate Goals/ 2017 Individual Goals
John P. McLaughlin	Chief Executive Officer	100%	100%	200%	100%/0%
Dominique Monnet (1)	President	—	75%	150%	75%/25%
Christopher Stone	Vice President, General Counsel and Secretary	75%	75%	150%	75%/25%
Peter Garcia	Vice President and Chief Financial Officer	75%	75%	150%	75%/25%
Danny Hart	Former Vice President, Business Development	75%	75%	150%	75%/25%
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	45%	65%	130%	60%/40%
___________________

(1)	Because he was appointed as an executive officer in September, Mr. Monnet was eligible to receive a prorated portion of his target bonus for 2017.

Corporate Goals

Our corporate goals for 2017 and the relative weight ascribed to them are set forth in the table below:

2017 Corporate Goal	Weight
Threshold Goal	N/A
In-licensing or acquisition of $50 million in specialty pharmaceutical assets
Business Development	30%
In-licensing or acquisition of $100 million in specialty pharmaceutical assets
Noden	40%
Achieve sales projections in U.S. for Tekturna and Tekturna HCT
Optimize PDL and Noden capital structure
Effectively coordinate Noden
Asset Management	10%
Manage income generating assets to assure projected returns
Effectively integrate Lensar if approved by bankruptcy court
Tax	10%
Effectively manage tax audits and tax issues which arise
Stock Price	10%
Improve share performance relative to peer companies
Total	100%

At the time the Compensation Committee set the goals for 2017, the Compensation Committee believed that each of the 2017 annual bonus plan goals was achievable, but only with significant effort. The Compensation Committee monitored the achievement of the 2017 corporate goals throughout the year.

Individual Goals

Dominique Monnet

Goals for 2017 for Dominique Monnet, our President, included: (i) effectively oversee the management of Noden Pharma USA and the development of the 2018-2020 US Plan; (ii) effectively oversee the management of Noden Pharma DAC and the development of the 2018-2020 Ex-US Plan; (iii) effectively lead the Business Development function.

Christopher Stone

Goals for 2017 for Christopher Stone, our Vice President, General Counsel and Secretary, included: (i) effectively manage intellectual property and legal diligence for asset acquisitions, (ii) participate in loan documentation, and participate heavily in royalty acquisition negotiation and documentation, (iii) assist in effective management of audits, (iv) effectively manage investment company regulation matters, (v) effectively manage the intellectual property, legal and compliance issues associated with Noden, from the Company’s and Noden operational perspectives, (vi) effectively manage patent litigation with Merck, (vii) effectively manage the Wellstat Diagnostics loan, (viii) manage and develop the legal department with regard to efficiency and risk management processes and ensuring appropriate staffing and skills given the changing nature of the Company, (ix) effectively manage new disputes and litigation matters and (x) assist in monetization of Direct Flow Medical assets. A specific value was not attached to each goal.

Peter Garcia

Goals for 2017 for Peter Garcia, our Vice President and Chief Financial Officer, included: (i) manage finance department and expand it with quality hires as needed to support the Company’s business, (ii) monitor financial markets and evaluate debt and equity financing opportunities, (iii) manage tax returns and audits to successful resolution, (iv) assist in evaluation and analysis of income generating assets, (v) work with the Board and senior management to develop an acquisition plan that includes compatible acquisition targets and assess impact on cash flow models, (vi) effectively manage and coordinate financial and Sarbanes-Oxley compliance and quarterly reviews with auditors, (vii) continue to meet SEC filing requirements, with reliable and timely filings and no restatements, including integrating Noden into PDL consolidated financials, (viii) maintain and manage the Company’s investments and ensure compliance with debt and other potential financing requirements, (ix) maintain an active consultative relationship with auditors, tax preparers and other third-party service providers to ensure timely responses and proper risk mitigation, (x) implement enterprise risk management program and update audit committee, (xi) work with outside tax advisors to investigate corporate structures to reduce the Company’s federal tax burden, (xii) create a sustainable investor relations program including adding at least one research analyst and planning and completing at least two non-deal roadshows during 2017, (xiii) manage revamp of corporate communication materials including logo, templates and website and (xiv) support Noden in securing debt financing. A specific value was not attached to each goal.

Danny Hart

Goals for 2017 for Danny Hart, our former Vice President, Business Development, included: (i) acquire another pharmaceutical asset either for Noden or a similar entity, (ii) act as point person within the Company to manage interactions with Noden, (iii) work with Noden management in the development and execution of Noden initiatives, (iv) identify income generating assets in the pharmaceutical, biopharmaceutical, medtech and medical device industry, (v) prepare written materials related to the investigation, evaluation, research and opinions of potential income generating assets, (vi) review and prepare financial models of revenue forecasts for income generating assets, (vii) attendance at two medical panels on differing areas of clinical practice of potential relevance to the Company’s transaction activities, (viii) structure and negotiate terms of investments in potential income generating assets, (ix) manage and track existing income generating assets for which he is designated as the lead, (x) effectively manage business development team, (xi) attend at least one management/leadership training course and (xii) develop operational experience. A specific value was not attached to each goal.

Steffen Pietzke

Goals for 2017 for Steffen Pietzke, our Vice President, Finance and Chief Accounting Officer, included: (i) ensure timely and accurate SEC filings and maintain active NASDAQ listing, (ii) evaluate, research and document proper accounting treatment for new income generating assets and financing transactions (including early conversions) and insure their proper integration into the Company’s accounting records, (iii) maintain an active consultative relationship with auditors, tax preparers and other 3rd party service providers to ensure timely responses and proper risk mitigation, (iv) effectively manage and coordinate financial and Sarbanes-Oxley audits and quarterly reviews with external auditors, (v) manage Federal and state tax returns and audits; work to resolve audits to successful outcome, (vi) lead successful conclusion to Valeant royalty audit, (vii) assist in analysis of income generating assets, (viii) assist in monitoring performance of income generating assets, (ix) lead and manage consolidated financial reporting for the Company and its other investments where applicable, including Noden and potentially Lensar, (x) evaluate, select and implement a next level ERP system for the Company taking into account the needs of other organizations including Noden and Lensar, (xi) manage payroll processing and 401(k) reporting and compliance and (xii) maintain active CPA designation, including attending seminars and conferences related to financial instrument accounting. A specific value was not attached to each goal.

2017 Performance Evaluations and Bonus Amounts

The 2017 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers, which are then reviewed by the Compensation Committee. Following these assessments, the Compensation Committee determines the attainment percent of the goals for our other named executive officers. The Compensation Committee is responsible for evaluating our chief executive officer’s performance.

In December 2017, the Compensation Committee determined that no bonus payments would be made under the 2017 Annual Bonus Plan due to the threshold goal of acquiring at least $50 million in specialty pharmaceutical products during 2017 not being achieved. While the Company evaluated a number of potential product acquisitions, it did not consummate any such transactions during 2017.

The Compensation Committee did, however, authorize a one-time payment of $125,000 for Mr. Pietzke to reflect his contribution to the Company in 2017.

Long-Term Incentives

The third component of our compensation strategy is long-term incentive awards. Our long-term incentive award program is intended to provide executives with opportunities to participate in the appreciation of our stock price and to create unvested award value that will provide a financial incentive for executives to remain with and work for the continued success of the organization. In 2017, our long-term incentive award program was generally comprised of two award vehicles:

•
Stock Option Awards: Based on feedback received from stockholders, commencing in 2017 stock options form a basis of our long-term incentive award program, which we expect to replace the cash component going forward. Stock options align the interests of management and stockholders by rewarding increases in stockholder value.

•
Long-Term Incentive Plan Awards: Awards under our long-term incentive plans are performance-based and at risk of non-payment in the event of underperformance - no portion of these awards is subject solely to time-based vesting. Performance goals are selected by the Compensation Committee as objective goals most likely to increase stockholder return during the life of the plan. Under these long-term incentive plans, each named executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment, each of which is eligible to vest based on performance goals that are selected by the Compensation Committee as objective goals most likely to increase stockholder return during the life of the plan. Under the last four long-term incentive plans (including the 2017/21 LTIP), the performance goals are divided between an initial performance goal for the two-year period prior to the first vesting date and subsequent performance goals for the subsequent vesting periods under the plans. In 2018 and going forward, cash payments are not expected to be awarded under our long-term incentive plans.

In 2017, in connection with his commencement of employment, the Company also granted to Mr. Monnet time-based restricted stock units. It is not currently expected that this type of award will be used generally for executive management in foreseeable future.

Stock Option Awards
In recognition of the Company’s transition into a more traditional pharmaceutical company, on August 28, 2017 the Compensation Committee, in consultation with Board Advisory, granted stock options to the Company’s executive officers for the first time since 2008. This decision was made as part of a restructuring of long-term incentives for the Company’s executive officers that would feature stock options and restricted stock as opposed to cash and restricted stock, which had been used in the Company’s long-term incentive plans for the past several years. The restructuring was in part a response to feedback that the Company had received from certain of its stockholders who expressed a belief that stock options better aligned the Company’s executive officer’s interests with that of its stockholders than cash payments. Specifically, our named executive officers received the following stock option awards in August 2017:

Name	Title	Number of Stock Options
John P. McLaughlin	Chief Executive Officer	1,922,100
Dominique Monnet	President	961,000
Christopher Stone	Vice President, General Counsel and Secretary	700,500
Peter Garcia	Vice President and Chief Financial Officer	694,900
Danny Hart(1)	Former Vice President, Business Development	650,300
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	320,300
____________________
(1)    Mr. Hart’s stock options were terminated upon his resignation in October 2017.

One-half of the stock options granted to the named executive officers will vest over the standard four-year vesting period, subject to continued service with the Company through the applicable vesting dates. The remaining options will vest based on increases in the price of our common stock, subject to continued service with the Company through the applicable vesting dates, with 25% vesting on a 33% increase in the price of our common stock and the remaining 25% vesting on a 50% increase in the price of our common stock. The stock options granted to the named executive officers generally expire ten years from the date of grant, subject to earlier termination in the event of termination of employment. This provides a reasonable time frame in which to align the executive officer with the price appreciation of our shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant. Under the Restated Plan (as defined in Proposal No. 4), the fair market value of our common stock is equal to the last closing sales price per share on the date of grant. Executives do not realize value from our stock options unless our stock price appreciates following the date of grant and our Compensation Committee therefore considers stock options to be “at-risk,” performance-based compensation.

As an inducement material to the decision by Mr. Monnet to accept employment with the Company, the Compensation Committee approved the grant of inducement awards to Mr. Monnet as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4). Effective September 11, 2017, Mr. Monnet was granted stock options to purchase 961,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. One-half of the stock options will vest over the standard four-year vesting period, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. The remaining options will vest based on certain performance objectives related to increases in the price of our common stock, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates.

The stock options granted to the named executive officers other than Mr. Monnet were granted out of the share reserve increase approved by our board of directors under the Restated Plan and are subject to stockholder approval. In the event stockholder approval of the Restated Plan is not obtained, all of these options will automatically be forfeited. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants are subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules will occur on the date such option grants are approved by the stockholders, if at all. In accordance with SEC rules and FASB ASC Topic 718, the grant date fair value of such contingent option awards is not included in the compensation tables below for 2017. If stockholder approval of Proposal No. 4 is obtained at the Annual Meeting, the grant date fair value of such stock option awards will be included in our compensation tables for 2018 in next year’s proxy statement. The number of stock options granted to each named executive officer were determined by the Compensation Committee, in consultation with Board Advisory, to be near or at the 50th percentile of the Company’s comparator companies and according to the 2016 Radford Compensation Survey.

Time-Based Restricted Stock Units

In September 2017, in connection with his commencement of employment, Mr. Monnet was granted 240,200 shares of restricted stock, which shares will vest in three equal installments on each of December 12, 2018, 2019 and 2020.

Long-Term Incentive Plan Awards

The purpose of our long-term incentive plans is to enhance stockholder return over the long-term, through promotion of long-term corporate goals and retention of the Company’s management team. The Compensation Committee recognizes that continuity of a management team is critical to corporate success and, therefore, it is in the Company’s best interest to retain certain key members of management. The Compensation Committee has determined that the use of staggered, five-year plans increases the effectiveness over time of the retention component of the long-term incentive plans. Rather than implement a single plan that vests at the end of a certain number of years, the Compensation Committee staggers multiple long-term incentive plans that vest in portions according to the respective plans. The result is that when a portion of one long-term incentive plan vests, our named executive officers remain at different points in vesting under the other, staggered plans.

In addition, the Compensation Committee recognizes that the attainment of long-term goals for the Company’s business model requires more than one year to accomplish, and therefore our annual cash bonus plan alone fails to provide sufficient incentives to achieve those long-term goals. Accordingly, the long-term incentive plan awards are tied to the achievement of performance criteria over a longer-term period of five years.

•
Long-Term Incentive Plan Components. Under our long-term incentive plan in 2017, each named executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. Prior to 2017, the Compensation Committee designed the long-term incentive plans to consist of a mix of 70% cash and 30% restricted stock. For the 2017/21 LTIP, the Compensation Committee determined that increasing the stock component provided for increased alignment with the interests of the Company’s stockholders, and changed the mix to 60% cash and 40% restricted stock. The increased equity component seeks to align management’s interest with the interests of our stockholders by ensuring that: (i) only transactions on terms attractive to equity holders are implemented and (ii) management is incentivized to continue our long-term growth objective for the purpose of providing valuable returns to our stockholders. The shares of restricted stock are granted at the beginning of the five-year performance period based on the participant’s target award. In 2018 and beyond, it is expected that long-term incentive plans will consist only of equity awards, with no cash payment component.

Subject to the acceleration provisions set forth in the severance agreements of our named executive officers and the long-term incentive plans described below, each cash award and restricted stock award vests at the times specified in each plan, provided that the named executive officer remains employed by the Company through such date. Under the last four long-term incentive plans (including the 2017/21 LTIP), in addition to remaining employed by the Company through the applicable vesting dates, the Company must meet minimum performance goals described above over the applicable performance periods for the restricted stock and cash awards to vest and/or be paid. Payment of the cash payment under the long-term incentive plans will be made on or as soon as practicable after the applicable vesting dates.

Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award. If the minimum performance goals for the long-term incentive plan’s restricted stock awards are not met, the accrued dividend payments and other distributions will be forfeited.

•
2017/21 LTIP Awards. In furtherance of a long-term performance incentive structure, in March 2017, the Compensation Committee established the 2017/21 Long-Term Incentive Plan, or the 2017/21 LTIP, for our executive officers. In establishing the 2017/21 LTIP, the Compensation Committee relied on analysis performed by Board Advisory with respect to similar plans established by comparable revenue generating companies.

In 2017, the Compensation Committee determined that it would be in the best interest of the Company and our stockholders to formulate a plan that would provide for a five-year performance period to appropriately align the performance period with our long-term growth, similar to the long-term incentive plans of the previous three years. Under the 2017/21 LTIP, 50% of the long-term incentives will be eligible to vest in December 2018 at the end of a two calendar year performance period, and the remaining 50% of cash payments and restricted shares are eligible to vest in equal amounts over the following three-year period in December of 2019, 2020 and 2021. The performance goal under the 2017/21 LTIP during the first two years of the five-year performance period is the acquisition of specialty pharmaceutical products, and the performance goals for the remaining three years of the five-year performance period are generally based on the revenues generated by those acquired assets.

By structuring the plan as such, the Compensation Committee’s intent is to set performance goals under the 2017/21 LTIP of (i) acquiring pharmaceutical products in the initial two-year vesting period that provide sufficient revenues to the Company and (ii) testing the quality of those pharmaceutical products in the subsequent vesting periods, in each case to incentivize management to make decisions that continue to return value to its stockholders over the term of the plan. By doing so, the Compensation Committee’s desire is to align the performance goals with the goal of the Company to maximize value for its stockholders over the five-year performance period of the plan.

The Compensation Committee structured the performance goals and vesting structure of the 2017/21 LTIP with the objective of aligning the medium-term and longer-term interests of our executive officers with those of our stockholders. The Compensation Committee believes that the acquisition and accumulation of high quality pharmaceutical products is fundamental to ensuring that we are able to have sufficient cash flows to support sustainable long term growth and the ability to provide our stockholders with returns in the future. The Compensation Committee believes that this is such a critical objective while the Company transitions away from the Queen et al. derived revenue that it should be an element in both the annual bonus and long-term incentive plans, but much more heavily weighted in the long-term incentive plans as the key to growth for future years. To reflect this objective, the Compensation Committee determined that the goal for the initial two-year vesting period under the 2017/21 LTIP should be the acquisition of $200 million in pharmaceutical products during such two-year period. Similar to the 2017 Annual Bonus Plan, the determination of the amount of product acquisitions set as the performance goal was based on our cash flow projections. To incentivize the executive officers to only acquire high quality pharmaceutical products that provide meaningful revenue necessary for the cash flows of the business to achieve its longer term objectives, the Compensation Committee designed the performance goals corresponding to the subsequent vesting periods in years three, four in five of the 2017/21 LTIP so that they would measure the quality of the pharmaceutical products acquired in the initial two-year vesting period. The performance goals for these subsequent vesting periods are that the pharmaceutical products acquired in the initial two-year period must generate at least 75% of the projected cash flows, in the aggregate, that the Company modeled when the acquisitions were consummated. With such structure, the Compensation Committee effectively tied 50% of the potential awards to the acquisition of pharmaceutical products and 50% of the potential awards to the revenue generation from such products. We do not present the projected cash flows for such products until the end of the applicable performance period because it would be competitively harmful to do so, which is common practice for multi-year performance awards.

The amount of awards granted to each named executive officer under the 2017/21 LTIP are described in the “Grants of Plan-Based Awards” Table below on page 57.

•	2014/18 LTIP Payments in 2017.

The performance goal with respect to the vesting of 16.67% of the 2014/18 LTIP award on December 12, 2017, the fourth year of the five-year performance period, was that the aggregate cash generated by the income generating assets acquired over the initial two calendar-year performance period of the plan (2014 and 2015) be least 75% of the amount projected for such assets.

In December 2017, the Compensation Committee reviewed the Company’s performance against this goal for the 2017 performance period. The Compensation Committee determined that the performance goal had been met in recognition that the Company had received approximately $276 million in cash in 2017 from the income generating assets acquired during 2014 and 2015. The amount of cash originally projected to be received in 2017 from such assets was approximately $123 million. The performance goals for the remaining performance period of the 2014/18 LTIP will similarly measure the quality of the income generating assets. Upon vesting, our named executive officers received the awards set forth in the table below for the 2017 vesting period of the 2014/18 LTIP:

2017 Payouts Under 2014/18 LTIP Awards

Name	Title	Target Cash	Cash Awarded	Target Value of Restricted Stock Award at Grant(1)	Target Number of Shares Underlying Restricted Stock Award(2)	Number of Shares Vested under Restricted Stock Award
John P. McLaughlin	Chief Executive Officer	$381,334	$381,334	$163,429	19,962	19,962
Dominique Monnet (3)	President	$—	$—	$—	—	—
Christopher Stone	Vice President, General Counsel and Secretary	$97,724	$97,724	$41,882	5,115	5,115
Peter Garcia	Vice President and Chief Financial Officer	$96,948	$96,948	$41,549	5,075	5,075
Danny Hart (4)	Former Vice President, Business Development	$—	$—	$—	—	—
Steffen Pietzke(5)	Vice President, Finance and Chief Accounting Officer	$—	$—	$—	—	—

(1)
Target Value of Restricted Stock Award is the value of the restricted stock on the date granted assuming 100% of the award is achieved. The realized value of such restricted stock may be more or less based on (i) the value of our common stock when the restricted stock actually vests over the life of the 2014/18 LTIP and (ii) the number of shares that actually vest.

(2)
For Messrs. McLaughlin, Stone and Garcia, and for the initial grant of $33,751 in restricted stock to Mr. Hart, a price of $8.22 per share was used to determine the number of shares granted in 2014, which reflected the closing price of the Company’s shares on April 10, 2014, as per the terms of the 2014/18 LTIP applicable to officers employed as of the beginning of the year. For the subsequent grant of $2,504 in restricted stock to Mr. Hart based on his promotion in 2014, a price of $9.31 per share was used, reflecting the closing price of the Company’s shares on May 28, 2014, as per the terms of his promotion.

(3)	Mr. Monnet was not eligible to receive payment under the 2014/18 LTIP because he joined the Company after eligibility under the plan expired.
(4)
Mr. Hart did not receive a payment under the 2014/18 LTIP because he resigned from the Company on October 20, 2017. In connection with his resignation, the Company entered into a separation agreement with Mr. Hart pursuant to which he received a cash severance payment in lieu of the vesting of his outstanding 2014/18 LTIP awards, as described below under “Danny Hart Separation Agreement”.

(5)	Mr. Pietzke was not eligible to receive payment under the 2014/18 LTIP because he joined the Company after eligibility under the plan expired.

•	2015/19 LTIP Payments

The performance goal with respect to the vesting of 16.67% of the 2015/19 LTIP award on December 12, 2017, the third year of the five-year performance period, was that the aggregate cash generated by the income generating assets acquired over the initial two calendar-year performance period of the plan (2015 and 2016) be least 80% of the amount projected for such assets.

In December 2017, the Compensation Committee reviewed the Company’s performance against the 2015/19 LTIP performance goal for the 2017 performance period and determined that the 2015/19 LTIP award for such period should be awarded at 92%. The Compensation Committee determined that the performance goal had been met at a 92% level in recognition that the Company had received approximately $147 million in cash in 2017 from the income generating assets acquired during 2015 and 2016. The amount of cash originally projected to be received in 2017 from such assets was approximately $63 million. However, because in December 2016 the Compensation Committee awarded the initial performance goal for 2015 and 2016 under the 2015/19 LTIP at the 92% level, it determined the performance goal for 2017 should be awarded at the same level. Upon vesting, our named executive officers received the awards set forth in the table below for the initial two-year performance period of the 2015/19 LTIP:

2017 Payouts Under 2015/19 LTIP Awards

Name	Title	Target Cash	Cash Awarded	Target Value of Restricted Stock Award(1)	Target Number of Shares Underlying Restricted Stock Award(2)	Number of Shares Vested under Restricted Stock Award
John P. McLaughlin	Chief Executive Officer	$382,865	$350,827	$164,089	21,534	19,812
Dominique Monnet(3)	President	$—	$—	$—	—	—
Christopher Stone	Vice President, General Counsel and Secretary	$127,552	$116,878	$54,665	8,068	7,424
Peter Garcia	Vice President and Chief Financial Officer	$126,538	$115,949	$54,231	8,003	7,363
Danny Hart(4)	Former Vice President, Business Development	$—	$—	$—	—	—
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$38,987	$35,716	$16,709	2,765	2,545

(1)
Target Value of Restricted Stock Award is the value of the restricted stock on the date granted assuming 100% of the award is achieved. The realized value of such restricted stock may be more or less based on (i) the value of our common stock when the restricted stock actually vests over the life of the 2015/19 LTIP and (ii) the number of shares that actually vest.

(2)
For Messrs. McLaughlin, Stone, Garcia, and Hart, a price of $7.62 per share was used to determine the initial number of shares granted, which reflected the closing price of the Company’s shares on January 28, 2015 per the terms of the 2015/19 LTIP. For Mr. Pietzke, a price of $6.18 per share was used to determine the initial number of shares granted, which reflected the closing price of the Company’s shares on July 6, 2015 per the terms of his employment offer. For the subsequent grant of $75,690 in restricted stock to Mr. Stone, $75,089 in restricted stock to Mr. Garcia, $87,000 in restricted stock to Mr. Hart and $9,113 in restricted stock to Mr. Pietzke, a price of $4.95 per share was used, reflecting the closing price of the Company’s shares on September 29, 2015, as per the terms of each such officer’s retention bonus. The retention bonuses were awarded by the Compensation Committee in September 2015 in light of concerns about retaining management beyond 2015 given the transitional phase of the Company and dramatic decrease in revenue expected after the first quarter of 2016.

(3)	Mr. Monnet was not eligible to receive payment under the 2015/19 LTIP because he joined the Company after eligibility under the plan expired.
(4)
Mr. Hart did not receive a payment under the 2015/19 LTIP because he resigned from the Company on October 20, 2017. In connection with his resignation, the Company entered into a separation agreement with Mr. Hart pursuant to which he received a cash severance payment in lieu of the vesting of his outstanding 2015/19 LTIP awards, as described below under “Danny Hart Separation Agreement”.

•	2016/20 LTIP Payments

The performance goal with respect to the vesting of 50% of the 2016/20 LTIP award on December 12, 2017 was the deployment of $400 million in the acquisition of income generating assets over the initial two calendar-year performance period of 2016 and 2017.

In December 2017, the Compensation Committee reviewed the Company’s performance against the 2016/20 LTIP performance goal for the initial performance period of 2016 and 2017 and determined that the 2016/20 LTIP award for such period should be paid at 66%. The Compensation Committee, in its sole discretion, determines any award under the 2016/20 LTIP by measuring performance against the stated goal, as well as assessing the difficulty of attaining the specified performance goal. The Compensation Committee arrived at 66% in recognition that the Company had achieved the acquisition of income generating assets with an aggregate value of approximately $262 million, which represents approximately 66% of the goal of $400 million during the initial two-year performance period. Upon vesting, our named executive officers received the awards set forth in the table below for the initial two-year performance period of the 2016/20 LTIP:

2017 Payouts Under 2016/20 LTIP Awards

Name	Title	Target Cash	Cash Awarded	Target Value of Restricted Stock Award(1)	Target Number of Shares Underlying Restricted Stock Award(2)	Number of Shares Vested under Restricted Stock Award
John P. McLaughlin	Chief Executive Officer	$1,148,595	$758,073	$492,255	152,874	100,897
Dominique Monnet	President	$—	$—	$—	—	—
Christopher Stone	Vice President, General Counsel and Secretary	$382,655	$252,552	$163,991	50,929	33,614
Peter Garcia	Vice President and Chief Financial Officer	$379,615	$250,546	$162,692	50,525	33,347
Danny Hart(3)	Former Vice President, Business Development	$—	$—	$—	—	—
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$116,960	$77,176	$50,129	15,568	10,275

(1)
Target Value of Restricted Stock Award is the value of the restricted stock on the date granted assuming 100% of the award is achieved. The realized value of such restricted stock may be more or less based on (i) the value of our common stock when the restricted stock actually vests over the life of the 2016/20 LTIP and (ii) the number of shares that actually vest.

(2)
For Messrs. McLaughlin, Stone, Garcia and Pietzke, a price of $3.22 per share was used to determine the initial number of shares granted, which reflected the closing price of the Company’s shares on January 26, 2016 per the terms of the 2016/20 LTIP.

(3)
Mr. Hart did not receive a payment under the 2016/20 LTIP because he resigned from the Company on October 20, 2017. In connection with his resignation, the Company entered into a separation agreement with Mr. Hart pursuant to which he received a cash severance payment in lieu of the vesting of his outstanding 2016/20 LTIP awards, as described below under “Danny Hart Separation Agreement”.

Employee Benefits

The final component of the Company’s compensation strategy is the inclusion of certain employee benefits. We provide our employees, including our named executive officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, which provides for a Company matching contribution up to certain limits. The costs of our insurance coverage benefits are largely borne by us; however, employees pay portions of the premiums for some of these benefits. We think that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401(k) plan.

All Other Compensation

Due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters and the fact that we require our named executive officers to be located proximate to the Company’s headquarters in Nevada, the Compensation Committee decided to provide housing assistance to Mr. Garcia ($4,000 per month), Mr. Hart ($2,500 per month for the months he remained employed by the Company) and Mr. Pietzke ($2,500 per month) for 2017. In connection with his commencement of employment, the Company extended Mr. Monnet a housing allowance of $4,000 per month for five years and will reimburse Mr. Monnet up to $10,000 for his actual moving expenses, transportation and incidental expenses related to moving proximate to the Company’s headquarters in Incline Village, Nevada. We generally do not offer any other perquisites to our named executive officers.

Severance Benefits

In May 2011, the Board authorized the Company to enter into severance agreements with each of its named executive officers that provide for certain compensation, benefits and accelerated vesting rights if the named executive officer’s employment is terminated without “cause” or should he or she resign for “good reason,” as those terms are defined in the applicable severance agreement.

Specifically, each severance agreement provides that, upon termination of the named executive officer’s employment without cause or his or her resignation for good reason, the named executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits: (i) a percentage of the named executive officer’s annual base salary, (ii) a percentage of the named executive officer’s target annual bonus for the year in which the separation occurs, (iii) payment of the named executive officer’s Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums, if any, for a certain number of months, (iv) acceleration of vesting of a pro-rated amount of the restricted stock awards granted pursuant to any outstanding long-term incentive plan, (v) payment of any accrued but unpaid dividends or other distributions, plus interest, paid on the restricted stock awards that are accelerated pursuant to clause (iv) and (vi) payment of a pro-rated amount of the named executive officer’s target cash payment that the named executive officer is eligible to earn under any outstanding long-term incentive plan. Any severance payments under a severance agreement will be paid in a lump sum within five days after the effective date of the named executive officer’s release of claims.

The Company adopted the severance agreements in recognition of the need to attract and retain a talented management team to a unique location. The Board determined the amount of severance benefits for each of our named executive officers upon recommendation of the Compensation Committee, which, in consultation with its former compensation consultant, Setren, Smallberg & Associates, Inc., determined the recommended amounts based on the 50th percentile of its comparator companies’ practices.

A calculation of these severance benefits can be found at “Executive Officer Compensation-Potential Payments upon Termination or Change in Control” below.

Other Executive Compensation Matters

Stock Ownership Guidelines

The Board has determined that ownership of our common stock by our officers promotes a focus on long-term growth and aligns the interests of our officers with those of our stockholders. As a result, the Board adopted stock ownership guidelines stating that our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines require the following levels of ownership among our named executive officers not later than five years after the date the person is initially appointed to the applicable position:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary
President, Chief Financial Officer and General Counsel	One time (1x) base salary
Other Executives	50% of base salary

As of December 31, 2017, all of our named executive officers were in compliance with this requirement.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of our stock ownership guidelines would result in a hardship.

Hedging and Pledging Prohibition

Our Trading Compliance Policy strictly prohibits our executive officers from “short sales,” hedging and monetization transactions (such as zero-cost collars and forward sale contracts), which allow a party to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, holding the Company’s securities in margin accounts and pledging the Company’s securities as collateral for loans. “Short sales,” which are sales of shares of common stock by a person who does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short sales” because such transactions signal to the market that such officer has no confidence in us or our short-term prospects and may reduce such officer’s incentive to improve our performance.

Clawback Policy

In January 2013, the Board adopted a policy for recoupment of incentive compensation, or the clawback policy. The Board adopted the clawback policy to prevent executive officers involved in certain wrongful conduct from unjustly benefiting from that conduct, and to remove the financial incentives to engage in such conduct. The clawback policy generally requires an executive officer who is involved in wrongful conduct that results in a restatement of the Company’s financial statements to repay to the Company up to the full amount of any incentive compensation based on the financial statements that were subsequently restated. Incentive compensation includes bonuses or awards under the Company’s annual cash bonus plans, long-term incentive plans and equity incentive plans.

The Board intends to review the clawback policy for compliance with the Securities and Exchange Commission’s final rules related to compensation recovery, when such rules are adopted.

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to our executive officers. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation for certain “covered employees” to the extent such compensation exceeds $1,000,000 for any of such employees in any year and does not qualify for an exception under the statute or regulations. Prior to the Tax Cuts and Jobs Act of 2017, covered employees included our chief executive officer and each of the next three highest compensated officers serving at the end of the taxable year other than our chief financial officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintain compensation plans that were intended to permit the award of deductible compensation as qualified performance-based compensation under Section 162(m) prior to the Tax Cuts and Jobs Act of 2017, subject to the Act’s transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1,000,000. The Compensation Committee has determined that our interests are best served in certain circumstances by providing compensation that is not deductible under Section 162(m) of the Code and, accordingly, may grant such compensation that may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and long-term incentive awards.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A of the Code. We have not agreed to pay any named executive officer, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999 or 409A of the Code.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully Submitted By:

The Compensation Committee

Harold Selick, Ph.D. (chairperson)
Paul W. Sandman
Samuel R. Saks, M.D.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The compensation earned by our chief executive officer, chief financial officer, three other highest compensated executive officers serving as of the end of 2017, and one former executive officer who would have been among our three other highest compensated executive officers for 2017 but for the fact he was no longer serving as an executive officer as of the end of 2017 (the named executive officers), for the last three fiscal years is set forth in the table below:

Name and Title	Year	Salary	Bonus		Stock Awards(1)		Option Awards (2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
John P. McLaughlin	2017	$717,003	$—		$1,200,000		$—	$1,490,234	(3)	$10,000	(4)	$3,417,237
Chief Executive Officer	2016	$800,065	$—		$1,300,000		$—	$2,038,090		$10,000		$4,148,155
	2015	$737,591	$—		$984,510		$—	$2,134,034		$10,000		$3,866,135

Dominique Monnet	2017	$155,303	$—		$773,444		$1,459,114	$—		$25,301	(5)	$2,413,162
President

Christopher Stone	2017	$460,350	$—		$437,320		$—	$467,154	(6)	$10,000	(4)	$1,374,824
Vice President, General	2016	$460,350	$—		$327,990		$—	$751,872		$10,000		$1,550,212
Counsel and Secretary	2015	$428,233	$—		$327,990		$—	$709,987		$10,000		$1,476,210

Peter Garcia	2017	$430,301	$—		$433,845		$—	$463,443	(7)	$58,000	(8)	$1,385,589
Vice President and Chief	2016	$430,301	$—		$325,384		$—	$728,578		$58,000		$1,542,263
Financial Officer	2015	$417,768	$—		$325,384		$—	$694,933		$58,000		$1,496,085

Danny Hart	2017	$308,987	$—		$406,000	(9)	$—	$—	(10)	$2,340,438	(11)	$3,055,425
Vice President,	2016	$381,924	$—		$304,500		$—	$655,903		$40,000		$1,382,327
Business Development	2015	$370,800	$—		$304,500		$—	$611,938		$40,000		$1,327,238

Steffen Pietzke	2017	$316,004	$125,000	(12)	$200,000		$—	$112,892	(13)	$40,000	(14)	$793,896
Vice President, Finance and	2016	$267,800	$—		$100,254		$—	$219,652		$40,000		$627,706
Chief Accounting Officer	2015	$134,924	$—		$100,256		$—	$87,750		$37,754		$360,684
_______________________

(1)
Amounts in this column represent the grant date fair value of restricted stock awards granted in 2017, 2016 and 2015, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards granted in 2017, 2016 and 2015 are included in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2018. All of the performance awards granted to the named executive officers during 2017 were deemed probable of achievement at the highest possible performance level for purposes of FASB ASC Topic 718, and so the full grant date fair value is reflected in the table above.

(2)
Amounts in this column represent the grant date fair value of stock options granted in 2017 to Mr. Monnet, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2018.

The named executive officers (other than Mr. Monnet) were granted stock options on August 29, 2017, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants are subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules will occur on the date such option grants are approved by the stockholders, if at all. As a result, in accordance with SEC rules and FASB ASC Topic 718, the grant date fair value of such contingent option awards is not included in the table above for 2017. If stockholder approval of such contingent option awards is obtained at the Annual Meeting pursuant to Proposal No. 4, the grant date fair value of such awards will be included in our compensation tables for 2018. For more information on the contingent stock option grants in August 2017 to our named executive officers, please see the discussion under “Fiscal 2017 Executive Compensation” above and Proposal No. 4.

(3)
Consists of: (a) the performance-based cash payment under the 2014/18 LTIP - $381,334, (b) the performance-based cash payment under the 2015/19 LTIP - $350,827, and (c) the performance-based cash payment under the 2016/20 LTIP - $758,073.

(4)	Consists of matching contributions we made under our 401(k) plan.

(5)	Consists of: (a) matching contributions we made to our 401(k) plan - $913, (b) the housing allowance paid to Mr. Monnet - $14,909 and (c) reimbursement of moving expenses - $9,479.

(6)
Consists of: (a) the performance-based cash payment under the 2014/18 LTIP - $97,724, (b) the performance-based cash payment under the 2015/19 LTIP - $116,878, and (c) the performance-based cash payment under the 2016/20 LTIP - $252,552.

(7)
Consists of: (a) the performance-based cash payment under the 2014/18 LTIP - $96,948, (b) the performance-based cash payment under the 2015/19 LTIP - $115,949, and (c) the performance-based cash payment under the 2016/20 LTIP - $250,546.

(8)	Consists of: (a) matching contributions we made to Mr. Garcia’s 401(k) plan - $10,000, and (b) the housing allowance paid to Mr. Garcia - $48,000.

(9)	In connection with his resignation in October 2017, Mr. Hart forfeited all of his outstanding restricted stock awards, including the awards made in connection with the 2017/21 LTIP.

(10)	Mr. Hart did not receive any non-equity incentive plan compensation for 2017 because he resigned from the Company on October 20, 2017.

(11)
Consists of: (a) matching contributions we made to our 401(k) plan - $10,000, (b) the housing allowance paid to Mr. Hart - $25,000, and (c) the severance paid to Mr. Hart in connection with his separation from the Company in October 2017 - $2,305,438.

(12)	Consists of a discretionary one-time bonus - $125,000.

(13)
Consists of: (a) the performance-based cash payment under the 2015/19 LTIP - $35,716, and (b) the performance-based cash payment under the 2016/20 LTIP - $77,176. Mr. Pietzke was not eligible to receive payment under the 2014/18 LTIP because he joined the Company after eligibility under the plan expired.

(14)	Consists of: (a) matching contributions we made to our 401(k) plan - $10,000 and (b) the housing allowance paid to Mr. Pietzke - $30,000.

Grants of Plan-Based Awards During 2017

The following table lists each grant of plan-based awards made by the Company during 2017 to our named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards
Name	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold(4)	Target
John P. McLaughlin	3/2/2017	3/2/2017	—	—	—	—	$588,235	—	—		—	$1,200,000
	—	—	—	$700,057	$1,400,114	—	—	—	—		—	—
	3/2/2017	3/2/2017	—	$1,800,000	$—	—	—	—	—		—	—
Dominique Monnet (5)	8/28/2017	9/11/2017	—	—	—	—	—	—	961,000	(6)	$3.21	$1,455,114
	8/28/2017	9/12/2017	—	—	—	—	—	240,200	—		—	$773,444
Christopher Stone	3/2/2017	3/2/2017	—	—	—	—	$214,372	—	—		—	$437,320
	—	—	—	$345,263	$690,525	—	—	—	—		—	—
	3/2/2017	3/2/2017	—	$655,980	$—	—	—	—	—		—	—
Peter Garcia	3/2/2017	3/2/2017	—	—	—	—	$212,669	—	—		—	$433,845
	—	—	—	$322,726	$645,452	—	—	—	—		—	—
	3/2/2017	3/2/2017	—	$650,768	$—	—	—	—	—		—	—
Danny Hart(7)	3/2/2017	3/2/2017	—	—	—	—	$199,019	—	—		—	$406,000
	—	—	—	$286,443	$572,886	—	—	—	—		—	—
	3/2/2017	3/2/2017	—	$609,000	$—	—	—	—	—		—	—
Steffen Pietzke	3/2/2017	3/2/2017	—	—	—	—	$98,039	—	—		—	$200,000
	—	—	—	$205,403	$410,806	—	—	—	—		—	—
	3/2/2017	3/2/2017	—	$300,000	$—	—	—	—	—		—	—
_______________________

(1)
The amounts in the below columns relate to the Company’s 2017 Annual Bonus Plan (second row for each named executive officer, other than Mr. Monnet) and the cash component of the 2017/21 LTIP (third row for each named executive officer, other than Mr. Monnet). Due to the threshold goal not being achieved, there were no payments to management under the 2017 Annual Bonus Plan. For a description of the vesting of the cash component of the 2017/21 LTIP, see footnote (2) below. The cash component of the 2017/21 LTIP is subject to the acceleration provisions set forth in the severance agreements of our named executive officers and the long-term incentive plans described below.

(2)
Reflects the shares of restricted stock granted to our named executive officers other than Mr. Monnet in 2017 under the 2017/21 LTIP. The 2017/21 LTIP is comprised of two components: (a) the right to receive a cash payment and (b) the grant of a number of unvested restricted shares of our common stock based on a known underlying stock price, with a mix of 60% cash and 40% restricted stock (from 70% cash and 30% restricted stock in previous years). The 2017/21 LTIP is constructed so that 50% of such cash payments and restricted shares are eligible to vest in December 2018 at the end of a two calendar year performance period, and the remaining 50% of cash payments and restricted shares are eligible to vest in equal amounts over the following three-year period in December of 2019, 2020 and 2021. The restricted stock awards are subject to the acceleration provisions set forth in the severance agreements of our named executive officers and the long-term incentive plans described below. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award.

(3)
Represents restricted stock granted to Mr. Monnet in connection with his commencement of employment. For a description of the vesting provisions of this grant, please see footnote (5) of the table set forth under “Outstanding Equity Awards at December 31, 2017” below.

(4)
Amounts in this column represent the grant date fair value of restricted stock awards granted in 2017, 2016 and 2015, and in the case of Mr. Monnet, stock options granted in 2017, calculated in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards granted in 2017, 2016 and 2015 are included in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2018. All of the performance awards granted to the named executive officers during 2017 were deemed probable of achievement at the highest possible performance level for purposes of FASB ASC Topic 718, and so the full grant date fair value is reflected in the table above.

(5)	Mr. Monnet was not a participant in the 2017 Annual Bonus Plan and the 2017/21 LTIP because he did not join the Company until September of 2017.

(6)
Represents stock options granted to Mr. Monnet in connection with his commencement of employment. For a description of the vesting provisions of this grant, please see footnote (4) of the table set forth under “Outstanding Equity Awards at December 31, 2017” below.

(7)	All of Mr. Hart’s plan based awards were forfeited upon his resignation from the Company in October 2017.

Outstanding Equity Awards at December 31, 2017

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of December 31, 2017:

	Option Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned, Shares, Units or Other Rights That Have Not Vested ($) (2)
John P. McLaughlin	—	—		—		—	—	—		—	804,136	$2,203,333
Dominique Monnet	—	480,500	(4)	480,500	(5)	$3.21	9/10/2027	240,200	(6)	658,148	—	$—
Christopher Stone	—	—		—		—	—	—		—	286,550	$785,147
Peter Garcia	—	—		—		—	—	—		—	284,274	$778,911
Danny Hart	—	—		—		—	—	—		—	—	$—
Steffen Pietzke	—	—		—		—	—	—		—	119,136	$326,433
_____________________

(1)
The named executive officers (other than Mr. Monnet) were granted stock options on August 29, 2017, subject to the approval of Proposal No. 4 of this proxy statement by the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants are subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules will occur on the date such option grants are approved by the stockholders, if at all. As a result, in accordance with SEC rules and FASB ASC Topic 718, the grant date fair value of such contingent option awards is not included in the table above for 2017. If stockholder approval of Proposal No. 4 is obtained at the Annual Meeting, the grant date fair value of such awards will be included in our compensation tables for 2018. For more information on the contingent stock option grants in August 2017 to our named executive officers, please see the discussion under “Fiscal 2017 Executive Compensation” above and Proposal No. 4.

(2)	Market value is the “closing” price of the shares on December 29, 2017 ($2.74).

(3)
Reflects restricted stock granted to our named executive officers in 2014, 2015, 2016 and 2017 under the 2014/18 LTIP, the 2015/19 LTIP, the 2016/20 LTIP and the 2017/21 LTIP, respectively. Each LTIP is comprised of two components: (a) the right to receive a cash payment and (b) the grant of a number of unvested restricted shares of our common stock. The shares of restricted stock are granted at the beginning of the five-year performance period based on the participant’s target award. Each LTIP is constructed so that 50% of such cash payments and restricted shares are eligible to vest at the end of a two calendar year performance period ending on December 31 of the calendar year following the initial year of the LTIP program (e.g., for the 2017/21 LTIP, the initial two-year performance period will end on December 31, 2018), and the remaining 50% of cash payments and restricted shares are eligible to vest in equal amounts over the following three-year period (e.g., for the 2017/21 LTIP, in December of 2019, 2020 and 2021). The performance goals for the performance periods are established by the Compensation Committee at the time of grant of the applicable LTIP award. In addition to remaining employed by the Company through the applicable vesting dates, the Company must meet minimum performance goals described above over the applicable performance periods for the restricted stock and cash awards to vest and/or be paid.

The restricted stock awards are subject to the acceleration provisions set forth in the severance agreements of our named executive officers and the long-term incentive plans described below. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to the named executive officer upon vesting of the restricted stock award.

The number of shares reflected in the table above for each LTIP reflect the number of shares of restricted stock that remain eligible to vest under the applicable LTIP as of December 31, 2017 at “target” performance levels, as follows:

Name	2014/18 LTIP	2015/19 LTIP	2016/20 LTIP	2017/21 LTIP
John P. McLaughlin	19,961	43,066	152,874	588,235
Christopher Stone	5,115	16,132	50,931	214,372
Peter Garcia	5,075	16,004	50,526	212,669
Steffen Pietzke	—	6,450	21,828	98,039

The shares of restricted stock under the 2014/18, 2015/19 and 2016/20 LTIPs that vested in December 2017 are not reflected in the table above and are instead reported in the “Option Exercises and Stock Vested in 2017” table below.

(4)
The options were granted to Mr. Monnet on September 11, 2017 and have a term of ten years from the date of grant. The stock options will vest as follows: 50% of the shares subject to the option shall vest on September 10, 2018, and 50% of the shares subject to the option shall vest on a monthly basis pro rata over the thirty-six (36) months following September 10, 2018, subject to Mr. Monnet’s continued service with us through the applicable vesting dates. The options are subject to the acceleration provisions set forth in the severance agreement with Mr. Monnet described below. In addition, the stock options will vest upon a change in control.

(5)
The options were granted to Mr. Monnet on September 11, 2017 and have a term of ten years from the date of grant. The stock options will vest as follows: 50% of the shares subject to the option shall vest on a 33% increase in the price of our common stock; and the remaining 50% of the shares subject to the option shall vest on a 50% increase in the price of our common stock, subject to Mr. Monnet’s continued service with us through the applicable vesting dates. The options are subject to the acceleration provisions set forth in the severance agreement with Mr. Monnet described below. In addition, the stock options will vest upon a change in control.

(6)
Represents restricted stock granted to Mr. Monnet. The award will vest in three equal installments on each of December 12, 2018, 2019 and 2020. The restricted stock award is subject to the acceleration provisions set forth in the severance agreement with Mr. Monnet described below. Dividend payments and other distributions made on the restricted stock during the vesting periods of the restricted stock will accrue through the vesting periods and will be paid, plus interest, to Mr. Monnet upon vesting of the restricted stock award. In addition, the restricted stock will vest upon a change in control.

Option Exercises and Stock Vested in 2017

No options were exercised by the named executive officers during 2017. The following table sets forth the restricted shares granted to the named executive officers under the 2014/18 LTIP, 16.67% of which vested in December 2017, the 2015/19 LTIP, 16.67% of which vested in December 2017 and the 2016/20 LTIP, 50% of which vested in December 2017:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John P. McLaughlin	140,671	$410,759
Dominique Monnet	—	$—
Christopher Stone	46,154	$134,770
Peter Garcia	45,785	$133,692
Danny Hart	—	$—
Steffen Pietzke	12,820	$37,434
_________________
(1)Value based on the “closing” price of the shares on the vesting date, December 12, 2017 ($2.92).

Potential Payments upon Termination or Change in Control

Severance Agreements with Named Executive Officers

Our named executive officers are employed “at will.” However, they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. The amount and type of such severance payments and benefits depends upon the specific circumstances under which a named executive officer’s employment terminates. There are two general categories of termination:

•
Voluntary Termination/For Cause Termination: includes voluntary termination of employment by the named executive officer (other than in connection with a resignation for good reason) and termination of the named executive officer’s employment by us for cause.

•
Involuntary Termination without Cause: includes termination of the named executive officer’s employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or resignation by the named executive officer for good reason.

Payments and benefits receivable upon an involuntary termination without cause or a voluntary termination for good reason are governed by the Severance Agreement between the applicable named executive officer and PDL. A copy of the form of our severance agreement is available as an exhibit to our Current Report on Form 8-K filed with the SEC on May 26, 2011 (the Severance Agreement).

For purposes of determining an individual’s eligibility for the various severance payments and benefits available under the Severance Agreement, the following definitions are relevant:

A resignation for “good reason” will be deemed to occur should a named executive officer resign from his or her employment with us for any of the following reasons without such named executive officer’s informed written consent (following a notice and cure period):

•	a material diminution in the authority, duties or responsibilities of the named executive officer, causing the position to be of materially lesser rank or responsibility within PDL;

•	a requirement that the named executive officer report to a corporate officer or other employee less senior than the named executive officer’s previous report;

•	a material reduction in annual base salary of the named executive officer, unless reductions comparable in amount and duration are concurrently made for all other PDL officers; or

•	any action or inaction by PDL that constitutes, with respect to the named executive officer, a material breach of the applicable offer letter.

A named executive officer’s employment will be deemed to have been terminated for “cause” if such termination occurs by reason of the named executive officer’s:

•	intentional theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any PDL documents or records;

•	material failure to abide by PDL’s code of conduct or other written policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct);

•
material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of PDL (including, without limitation, improper use or disclosure of PDL confidential or proprietary information);

•	willful act that has a material detrimental effect on PDL’s reputation or business;

•	repeated failure or inability to perform any reasonable assigned duties after written notice from the chief executive officer of, and a reasonable opportunity to cure, such failure or inability;

•
material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the named executive officer and PDL, which breach is not cured pursuant to the terms of such agreement or within twenty (20) days of receiving written notice of such breach; or

•
conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the named executive officer’s ability to perform his or her duties with PDL.

Specifically, the Severance Agreement provides that, upon termination of the named executive officer’s employment without cause or his or her resignation for good reason, the executive officer will be entitled to receive, subject to the execution of a general release of all claims against the Company, the following severance payment and benefits:

•	a percentage of the executive officer’s annual base salary;

•	a percentage of the executive officer’s target annual bonus for the year in which the separation occurs;

•	payment of the executive officer’s COBRA premiums, if any, for a certain number of months;

•	acceleration of vesting of a pro-rated amount of the restricted stock awards granted pursuant to any outstanding long-term incentive plan;

•	payment of any accrued but unpaid dividends or other distributions, plus interest, paid on the restricted stock awards which are accelerated pursuant to the above clause; and

•	payment of a pro-rated amount of the named executive officer’s target cash payment that the executive officer is eligible to earn under any long-term incentive plan.

The following table sets forth the amount of severance each named executive officer is eligible to receive pursuant to the first, second and third bullet points above:

Name	Title	% of Annual Base Salary	% of Target Annual Bonus	Number of Months of COBRA Premiums
John P. McLaughlin	Chief Executive Officer	100%	100%	12
Dominique Monnet	President	100%	100%	12
Christopher L. Stone	Vice President, General Counsel and Secretary	100%	75%	12
Peter Garcia	Vice President and Chief Financial Officer	100%	75%	12
Danny Hart	Former Vice President, Business Development	100%	75%	12
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	100%	75%	12

Any severance payments under the Severance Agreement will be paid in a lump sum within 5 days after the effective date of the named executive officer’s release of claims. In the event of a change in control, the Severance Agreement may not be terminated until 24 months following the date of the change in control. Otherwise, a change in control has no bearing on the benefits received by a named executive officer upon termination.

Change in Control Provisions Applicable to Equity Awards

A change in control, however, will trigger acceleration and vesting awards granted under the Company’s long-term incentive plans.  Under the 2014/18 LTIP, the 2015/19 LTIP, the 2016/20 LTIP and the 2017/21 LTIP, a “change in control” is deemed to have occurred as of the first day after any one or more of the following conditions is satisfied:

•
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (i) the outstanding shares of common stock of the Company or (ii) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; or

•
the Company (i) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (ii) sells or disposes of all or substantially all of the Company’s assets (or any transaction or combination of transactions having similar effect is consummated), or (iii) the individuals constituting the Board immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.

Notwithstanding the foregoing, a transaction will not be considered a change in control unless the transaction qualifies as a “change in control” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i).

All of the stock options and restricted stock granted to Mr. Monnet in September 2017 in connection with his commencement of employment will accelerate upon a change in control.

Potential Payments Upon Termination or Change in Control

The following table sets forth the amount of severance each of our current named executive officers would be eligible to receive upon a hypothetical termination or change in control on December 31, 2017, and does not include accrued wages or vacation pay that would be payable to a named executive officer upon a termination. Mr. Hart is not included in the following table due to his resignation in October 2017. The separation arrangement with Mr. Hart are described below under “Danny Hart Separation Agreement.”

Benefits and Payments upon Separation	Termination for Cause or Voluntary Termination without Good Reason	Involuntary Termination without Cause or Voluntary Termination for Good Reason		Change in Control without Termination
John P. McLaughlin
Salary	$—	$700,057		$—
Bonus	$—	$700,057		$—
2014/18 LTIP	$—	$350,055	(1)	$437,543	(2)
2015/19 LTIP	$—	$596,532	(3)	$883,724	(4)
2016/20 LTIP	$—	$818,584	(5)	$1,567,470	(6)
2017/20 LTIP	$—	$1,298,375	(7)	$3,411,764	(8)
COBRA Benefits	$—	$34,911		$—
Total	$—	$4,498,571		$6,300,501

Dominique Monnet
Salary	$—	$500,000		$—
Bonus	$—	$375,000		$—
Inducement Restricted Stock Grant	$—	$108,124	(9)	$658,148	(9)
Inducement Stock Option Grant	$—	$—	(10)	$—	(10)
COBRA Benefits	$—	$38,605		$—
Total	$—	$1,021,729		$658,148

Benefits and Payments upon Separation	Termination for Cause or Voluntary Termination without Good Reason	Involuntary Termination without Cause or Voluntary Termination for Good Reason		Change in Control without Termination

Christopher Stone
Salary	$—	$460,350		$—
Bonus	$—	$258,947		$—
2014/18 LTIP	$—	$89,708	(1)	$112,129	(2)
2015/19 LTIP	$—	$202,038	(3)	$299,307	(4)
2016/20 LTIP	$—	$272,712	(5)	$522,203	(6)
2017/21 LTIP	$—	$473,171	(7)	$1,243,359	(8)
COBRA Benefits	$—	$46,181		$—
Total	$—	$1,803,107		$2,176,998

Peter Garcia
Salary	$—	$430,301		$—
Bonus	$—	$242,044		$—
2014/18 LTIP	$—	$88,996	(1)	$111,238	(2)
2015/19 LTIP	$—	$200,432	(3)	$296,928	(4)
2016/20 LTIP	$—	$270,545	(5)	$518,055	(6)
2017/21 LTIP	$—	$469,411	(7)	$1,233,481	(8)
COBRA Benefits	$—	$46,197		$—
Total	$—	$1,747,926		$2,159,702

Steffen Pietzke
Salary	$—	$316,004		$—
Bonus	$—	$154,052		$—
2015/19 LTIP	$—	$62,860	(3)	$100,700	(4)
2016/20 LTIP	$—	$83,356	(5)	$159,615	(6)
2017/21 LTIP	$—	$216,395	(7)	$568,627	(8)
COBRA Benefits	$—	$46,180		$—
Total	$—	$878,847		$828,942
_________________

(1)
Represents ratable portion of target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($306,298 and $43,757); Mr. Stone ($78,495 and $11,213); and Mr. Garcia ($77,871 and $11,125).

(2)
Represents total target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($382,850 and $54,693); Mr. Stone ($98,113 and $14,016); and Mr. Garcia ($97,333 and $13,905).

(3)
Represents ratable portion of target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($516,878 and $79,654); Mr. Stone ($172,198 and $29,840); Mr. Garcia ($170,830 and $29,602) and Mr. Pietzke ($52,633 and $10,227).

(4)
Represents total target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin (zero and $765,722); Mr. Stone (zero and $255,101); Mr. Garcia (zero and $253,074) and Mr. Pietzke (zero and $77,973).

(5)
Represents ratable portion of target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($599,834 and $218,750); Mr. Stone ($199,835 and $72,877); Mr. Garcia ($198,247 and $72,298) and Mr. Pietzke ($61,080 and $22,276).

(6)
Represents total target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($1,148,595 and $418,875); Mr. Stone ($382,655 and $139,548); Mr. Garcia ($379,615 and $138,440) and Mr. Pietzke ($116,960 and $42,655).

(7)
Represents ratable portion of target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($685,005 and $613,370); Mr. Stone ($249,639 and $223,532); Mr. Garcia ($247,655 and $221,756); and Mr. Pietzke ($114,167 and $102,228).

(8)
Represents ratable portion of target cash payment and accelerated vesting of equity, respectively, as follows - Mr. McLaughlin ($1,800,000 and $1,611,764); Mr. Stone ($655,980 and $587,379); Mr. Garcia ($650,768 and $582,713); and Mr. Pietzke ($300,000 and $268,627).

(9)	Represents value of the accelerated vesting of Mr. Monnet’s restricted stock award under the scenarios listed above. All of Mr. Monnet’s shares of restricted stock will vest upon a change in control.

(10)	Represents value of the accelerated vesting of Mr. Monnet’s stock options under the scenarios listed above. All of Mr. Monnet’s stock options will vest upon a change in control.

Danny Hart Separation Agreement

Danny Hart, our former Vice President, Business Development, submitted his resignation effective October 20, 2017 for Good Reason (as defined in his Severance Agreement, dated December 6, 2012 (the Severance Agreement)). On October 22, 2017, Mr. Hart and the Company entered into a Confidential Separation Agreement and Release of All Claims, pursuant to which Mr. Hart was paid $2,305,438 in satisfaction of severance payments due to him pursuant to the Severance Agreement and a cash payment in lieu of the vesting of his outstanding LTIP awards.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of John P. McLaughlin, our Chief Executive Officer (our CEO). The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

▪	the median of the annual total compensation of all employees of our company (other than our CEO) was $124,236; and

▪	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,417,236.

Based on this information, for 2017, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of, John P. McLaughlin, our CEO, was 1 to 27.5.

Determining the Median Employee

We determined that, as of December 31, 2017, our employee population consistent of 34 individuals, with approximately 59% of these individuals located in the United States and approximately 41% located in Europe. Our employee workforce consists of full- and part- time employees. For purposes of determining our CEO pay ratio for 2017, we have excluded the 61 employees who were acquired as part of a business combination with LENSAR, Inc. in May 2017, as permitted by SEC rules.

For purposes of measuring the compensation of our employees, we selected total annual cash compensation for 2017 as the most appropriate measure of compensation, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee”. Compensation paid to our non-U.S. employees was converted to U.S. dollars based on the average exchange rate for 2017.

COMPENSATION OF OUR DIRECTORS

The Board has established its compensation policy for outside directors, which was most recently amended in March 2017 in consultation with the Compensation Committee’s current compensation consultant, Board Advisory. Members of the Board who are also employees of the Company are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

In 2017, each outside director received a retainer of $100,000 per year, except for the Lead Director who received a retainer of $115,000 per year, for his or her service on the Board. Each outside director also received annual cash retainers for service on Board committees, as follows:

•
Each member of the Audit Committee received a retainer of $17,500 per year, except for the chairperson of the Audit Committee who received a retainer of $30,000 per year, for his or her service on the Audit Committee.

•
Each member of the Compensation Committee received a retainer of $15,000 per year, except for the chairperson of the Compensation Committee who received a retainer of $22,500 per year, for his or her service on the Compensation Committee.

•
Each member of the Litigation Committee received a retainer of $10,000 per year, except for the chairperson of the Litigation Committee who received a retainer of $20,000 per year, for his or her service on the Litigation Committee.

•
Each member of the Nominating and Governance Committee received a retainer of $2,500 per year, except for the chairperson of the Nominating and Governance Committee who received a retainer of $5,000 per year, for his or her service on the Nominating and Governance Committee.

All cash compensation paid to outside directors for their service on the Board and its committees is paid on a quarterly basis in arrears.

We also reimburse our directors for their reasonable travel expenses for Board and committee meetings. The Board annually sponsors a multi-day off-site meeting to which the Board members may bring their spouses. When we hold such a meeting, we reimburse the Board members for their spouses’ reasonable travel expenses for such off-site meeting.

Equity Compensation

We provide our outside directors with grants of restricted stock as a portion of their total compensation to ensure that our outside directors own common stock in the Company and their interests are aligned with our stockholders. In March 2017, in consultation with the Compensation Committee’s compensation consultant and in acknowledgment of the Company’s stock performance during 2016, the Board amended the compensation policy to reduce the amount of the annual grant of restricted stock to our outside directors from a grant date value of $250,000 to a grant date value of $150,000 under our Amended and Restated 2005 Equity Incentive Plan, based on the closing price of our common stock on the date of grant. Such grants are made to each current outside director annually after the conclusion of our annual general meeting of stockholders and to each new outside director upon his or her initial election to the Board. Each grant of restricted stock vests on the first anniversary of the grant date so long as the director continues to serve on the Board during the vesting period. During the vesting period, our outside directors have the right to vote their restricted stock and to receive any dividends or distributions paid on their restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting conditions of the original award or March 15th of the year following the payment of such dividend or distribution to all stockholders.

2017 Compensation of Directors

In 2017, our outside directors who served on the Board during 2017 earned the compensation set forth in the table below:

Director	Fees Earned	Stock Awards(1)	Total
David W. Gryska	$120,000	$150,000	$270,000
Jody S. Lindell	$132,500	$150,000	$282,500
Paul W. Sandman	$135,000	$150,000	$285,000
Harold E. Selick, Ph.D	$142,500	$150,000	$292,500
Samuel R. Saks, M.D.	$115,000	$150,000	$265,000
Paul R. Edick	$127,500	$150,000	$277,500

_______________

(1)
Amounts in this column represent the grant date fair value of the restricted stock granted to our outside directors, as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for awards granted in 2017, 2016 and 2015 are included in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2018. As of December 31, 2017, Drs. Selick and Saks, Messrs. Edick, Gryska and Sandman and Ms. Lindell each had 60,729 unvested restricted stock awards.

Stock Ownership Guidelines for Directors

The Board has determined that ownership of our common stock by our officers and directors promotes a focus on long-term growth and aligns the interests of our officers and directors with those of our stockholders. As a result, the Board adopted stock ownership guidelines stating that our outside directors, our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

In 2017, our stock ownership guidelines required that each outside director should own shares of common stock with a value of at least one times the annual cash retainer we pay to the outside director not later than five years after the date the person initially becomes an outside director. As of December 31, 2017, all of our outside directors are in compliance with this requirement.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of the ownership guidelines would result in a hardship. No such waivers were approved in 2017 for any of our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise specified, the following table sets forth certain information regarding the beneficial ownership of our common stock as of [ ], 2018, with respect to our officers and directors, and as of the date noted below for those persons or groups that beneficially hold more than 5% of our outstanding shares of common stock. The table contains ownership information for:

•	each person who is known by us, based on the records of our transfer agent and relevant documents filed with the SEC, to own beneficially more than 5% of the outstanding shares of our common stock;

•	each member of or nominee to the Board;

•	each of our named executive officers; and

•	all members of the Board and our executive officers as a group.

Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise specified, the address of each named individual in the table below is the address of the Company:

Name of Beneficial Owner or Identity of Group	Shares Beneficially Owned(1)	Percent of Outstanding(2)
BlackRock, Inc.(3)	14,711,963	[ ]%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.(4)	12,955,201	[ ]%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP(5)	10,388,372	[ ]%
Building One, 6300 Bee Cave Road
Austin, TX 78746

Renaissance Technologies Corp.(6)	10,284,454	[ ]%
800 Third Avenue
New York, NY 10022

State Street Corporation(7)	8,580,858	[ ]%
One Lincoln Street
Boston, MA 02111

Paul Edick(8)	160,215	*

David W. Gryska(8)	165,163	*

John P. McLaughlin(9)	1,252,785	*

Jody S. Lindell(8)	201,826	*

Dr. Samuel Saks(8)	159,842	*

Paul W. Sandman(8)	208,452	*

Harold Selick, Ph.D.(8)	202,480	*

Christopher Stone(10)	430,787	*

Peter Garcia(11)	455,024	*

Dominique Monnet(12)	240,200	*

Steffen Pietzke(13)	160,177	*

Name of Beneficial Owner or Identity of Group	Shares Beneficially Owned(1)	Percent of Outstanding(2)

All executive officers and directors as a group (11 persons)(14)	3,636,951	[ ]%

* less than 1%
____________________

(1)
Beneficial ownership is determined in accordance with SEC rules. Shares that the person or group has the right to acquire within 60 days after [ ], 2018, are deemed to be outstanding in calculating the share ownership of the person or group. Beneficial ownership calculations for 5% stockholders are based on the most recently publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC and which generally set forth their ownership interests, as amended for known changes.

(2)
Percentage is based on [_______] shares of common stock outstanding as of [ ], 2018. Shares to which the person or group has the right to acquire within 60 days after [ ], 2018, are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(3)
All information included in this footnote and table regarding the beneficial ownership of BlackRock, Inc., a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on January 23, 2018. Blackrock, Inc. discloses the identity of the subsidiaries that acquired the securities being reported by Blackrock, Inc. as BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Japan Co., Ltd.; BlackRock (Luxembourg) S.A.; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC.

(4)
All information included in this footnote and table regarding the beneficial ownership of The Vanguard Group, Inc. (VG), a Pennsylvania corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 9, 2018. VG discloses the identity of the subsidiaries that acquired the securities being reported by VG as Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of VG, being the beneficial owner of 158,020 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of VG, being the beneficial owner of 25,501 shares.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
VG	169,621	13,900	12,783,281	171,920

(5)
All information included in this footnote and table regarding the beneficial ownership of Dimensional Fund Advisors LP, a Delaware limited partnership, is based on our review of the Schedule 13G filed with the SEC on February 9, 2018.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
Dimensional Fund Advisors LP	9,925,904	—	10,388,372	—

(6)
All information included in this footnote and table regarding the beneficial ownership of Renaissance Technologies LLC (RTC), a Delaware limited liability company, and Renaissance Technologies Holdings Corporation (RTHC), a Delaware corporation, is based on our review of the Schedule 13G/A filed with the SEC on February 14, 2018. RTHC maintains a majority ownership of RTC.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
RTC	9,946,125	—	9,964,339	320,115
RTHC	9,946,125	—	9,964,339	320,115

(7)
All information included in this footnote and table regarding the beneficial ownership of State Street Corporation a Massachusetts corporation, is based on our review of the Schedule 13G filed with the SEC on February 14, 2018. State Street Corporation discloses the identity of the subsidiaries that acquired the securities being reported as State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisor Trust Company; State Street Global Advisors (Japan) Co., LTD.; State Street Global Advisors Limited; State Street Global Advisors GmbH; and State Street Global Advisors, Australia.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
State Street Corporation	—	8,580,858	—	8,580,858

(8)	Includes 60,729 restricted shares that will vest on June 9, 2018, provided the director continues to serve on the Board on that date.

(9)
Includes up to 402,900 restricted shares that will vest in December 2018, 186,860 restricted shares that will vest in December 2019, 165,327 restricted shares that will vest in December 2020 and 98,039 restricted shares that will vest in December 2021, under the Company’s 2014/18 LTIP, 2015/19 LTIP, 2016/20 LTIP and 2017/21 LTIP; provided Mr. McLaughlin is employed by the Company at such dates and certain minimum performance conditions are met.

(10)
Includes up to 137,345 restricted shares that will vest in December 2018, 60,772 restricted shares that will vest in December 2019, 52,706 restricted shares that will vest in December 2020, and 35,728 restricted shares that will vest in December 2021, under the Company’s 2014/18 LTIP, 2015/19 LTIP, 2016/20 LTIP and 2017/21 LTIP; provided Mr. Stone is employed by the Company at such dates and certain minimum performance conditions are met.

(11)
Includes up to 136,254 restricted shares that will vest in December 2018, 60,289 restricted shares that will vest in December 2019, 52,287 restricted shares that will vest in December 2020, and 35,444 restricted shares that will vest in December 2021, under the Company’s 2014/18 LTIP, 2015/19 LTIP, 2016/20 LTIP and 2017/21 LTIP; provided Mr. Garcia is employed by the Company at such dates and certain minimum performance conditions are met.

(12)
Includes 80,066 restricted shares that will vest in December 2018, 80,066 restricted shares that will vest in December 2019 and 80,067 restricted shares that will vest in December 2020; provided Mr. Monnet is employed by the Company at such dates.

(13)
Includes up to 56,974 restricted shares that will vest in December 2018, 24,294 restricted shares that will vest in December 2019, 21,529 restricted shares that will vest in December 2020 and 16,339 restricted shares that will vest in December 2021, under the Company’s 2015/19 LTIP, 2016/20 LTIP and 2017/21 LTIP; provided Mr. Pietzke is employed by the Company at such dates and certain minimum performance conditions are met.

(14)
Consists of all shares beneficially owned by all directors and executive officers as a group as of [ ], 2018.  Includes (i) 364,374 shares that will vest on June 9, 2018, provided all the directors continue to serve on our Board on that date, (ii) up to 733,473 restricted shares that will vest in December 2018, provided the named executive officer(s) other than Mr. Monnet continue to be employed by the Company on that date and certain performance conditions are met, 332,215 restricted shares that will vest in December 2019, provided the named executive officer(s) other than Mr. Monnet continue to be employed by the Company on that date and certain performance conditions are met, 291,849 restricted shares that will vest in December 2020, provided the named executive officer(s) other than Mr. Monnet continue to be employed by the Company on that date and certain performance conditions are met and 185,550 restricted shares that will vest in December 2021, provided the named executive officer(s) other than Mr. Monnet continue to be employed by the Company on that date and certain performance conditions are met, and (iii) 80,066 restricted shares that will vest in December 2018, 80,066 restricted shares that will vest in December 2019 and 80,067 restricted shares that will vest in December 2020, in each case, provided Mr. Monnet continues to be employed by the Company on such dates.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties. Under SEC rules, related person transactions are those transactions where we are or may be a party and the amount involved exceeds $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board membership. The Audit Committee would approve a related person transaction if it determined that the transaction was in the Company’s best interests and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

The Audit Committee has adopted a stringent written policy whereby the Audit Committee will review for approval all related person transactions where the amount involved is anticipated to exceed $25,000. Our directors are required to disclose to the Board any potential conflict of interest or personal interest in a transaction that the Board or the Company is considering. Our executive officers are required to disclose any related person transaction to our Compliance Officer who would notify the Audit Committee of the transaction. We poll our directors regularly, but no less frequently than annually, with respect to related person transactions and their service as an officer or director of other entities.

Any director involved in a related person transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. All related person transactions anticipated to exceed $25,000 are reviewed in advance of the transaction being completed.

Related Person Transactions

There were no transactions in 2017 and there is not any currently proposed transaction where we were or are to be a party and the amount involved exceeded $120,000, and where any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, other than the compensation paid to our executive officers with respect to their employment relationship with us and compensation paid to our outside directors for their service as members of the Board, which compensation is disclosed in this proxy statement.

OTHER MATTERS

Stockholder Proposals

If a stockholder wishes to have a proposal considered for presentation directly, without its inclusion in our proxy statement, at the 2019 annual meeting of stockholders, including for a recommendation of candidates for election to the Board, the stockholder must submit the proposal to us in writing between [ ] and [ ], which is not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Annual Meeting. Proposals should be addressed to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, NV 89451

Stockholders submitting a proposal must provide certain other information as described in our Bylaws. Copies of our Bylaws are available online in the “Investor Relations - Corporate Governance” section of our corporate Internet site at www.pdl.com. In addition, proposals submitted for inclusion in our proxy statement must comply with Rule 14a-8 under the Exchange Act and must be received at our principal executive offices shown above no later than the close of business on December [ ], 2018, which is not less than 120 days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.

We did not receive a request from any of our stockholders to include a proposal in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by Section 16(a) of the Exchange Act to timely file with the SEC certain reports regarding their beneficial ownership of our common stock. These persons are also required to furnish us with copies of these reports they file with the SEC. To our knowledge, based solely on our review of such Section 16 reports we have received and written representations from our directors and executive officers, we have concluded that our directors and executive officers complied with all filing requirements applicable to them under Section 16(a) during 2017.

Transaction of Other Business

At the date of this proxy statement, the only business that the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Stone
Vice President, General Counsel and Secretary

April [ ], 2018

WHITE PROXY

PRELIMINARY SUBJECT TO COMPLETION

PDL BIOPHARMA, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Eastern Time the day before the annual meeting date.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the annual meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

If you are a holder of record, you may use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the annual meeting date. Have your WHITE proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided to: PDL BioPharma, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card

CONTROL NUMBER ➔

The Notice of Annual Meeting and Proxy Statement, and Annual Report to Stockholders are available to Stockholders at www.ViewOurMaterial.com/[•]

If submitting a proxy by mail, please sign and date
↓ the card below and fold and detach card at perforation before mailing. ↓

The Board of Directors recommends a vote FOR ALL the nominees and FOR Proposal Nos. 2, 3 and 4

Proposal No. 1: Election of three Class II directors.

Nominees:

(1) John P. McLaughlin, (2) Jody S. Lindell, (3) Shlomo Yanai;

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as described in the proxy statement.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

______________________________ ____________
Signature Date

______________________________ ____________
Signature (Joint Owner) Date

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

WHITE PROXY

Appendix A

PDL BIOPHARMA, INC.
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

ORIGINALLY EFFECTIVE: JUNE 8, 2005
AMENDED EFFECTIVE: JUNE 20, 2007 AND JUNE 4, 2009
AMENDMENT AND RESTATEMENT ADOPTED BY THE BOARD: APRIL 8, 2015
AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: MAY 28, 2015
AMENDED EFFECTIVE: AUGUST 28, 2018
AMENDMENT AND RESTATEMENT ADOPTED BY THE BOARD: APRIL 4, 2018
AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: JUNE __, 2018

1.    GENERAL.

(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(c)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)“Award” means a Stock Award or a Performance Cash Award.

(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” means the occurrence of any of the following: (i) the Participant’s intentional theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other written policies (including,

1

without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of Company confidential or proprietary information); (iv) any willful act by the Participant that has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the person to whom the Participant reports of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement or within twenty (20) days of receiving written notice of such breach; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company. For purposes of the foregoing, no act or omission will be deemed ‘willful’ unless done, or omitted to be done, by the Participant without a reasonable good faith belief that the Participant were acting in the best interest of the Company. For purposes of clarity, a termination without Cause does not include a termination that occurs as a result of the Participant’s death or disability. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)“Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company possessing thirty-five percent (35%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who prior to such acquisition is the beneficial owner of thirty-five percent (35%) or more of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)a Corporate Transaction or series of related Corporate Transactions (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Corporate Transaction described in Section 2(n)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Corporate Transactions are related, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective

2

control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(j)“Common Stock” means the common stock of the Company.

(k)“Company” means PDL BioPharma, Inc., a Delaware corporation.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. Notwithstanding the foregoing, to the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.

(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale, exchange, transfer or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries (other than a sale, exchange, transfer or other disposition to one or more Subsidiaries);

(ii)a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company; or

(iii)a merger, consolidation or similar transaction to which the Company is a party.

(o)“Director” means a member of the Board.

3

(p)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)“Entity” means a corporation, partnership, limited liability company or other entity.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Restatement Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(v)“Full Value Award” means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

(w)“Incentive Stock Option” means an option granted pursuant to Section 6 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be

4

required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)“Nonstatutory Stock Option” means any option granted pursuant to Section 6 that does not qualify as an Incentive Stock Option.

(z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(ee)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(c)(ii).

(ii)    “Performance Measures” have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures may be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Board. For purposes of the Plan, the Performance Measures applicable to a Performance Cash Award or a Performance Stock Award may be calculated in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Board, prior to the accrual or payment of any Performance Cash Award or a Performance Stock Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Board, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, may be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be, but are not limited to, one or more of the following, as determined by the Board:

(i)revenue;

5

(ii)sales;

(iii)expenses;

(iv)operating income;

(v)gross margin;

(vi)operating margin;

(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)pre-tax profit;

(ix)net operating income;

(x)net income;

(xi)economic value added;

(xii)free cash flow;

(xiii)operating cash flow;

(xiv)stock price;

(xv)earnings per share;

(xvi)return on stockholder equity;

(xvii)return on capital;

(xviii)return on assets;

(xix)return on investment;

(xx)employee satisfaction;

(xxi)employee retention;

(xxii)balance of cash, cash equivalents and marketable securities;

(xxiii)market share;

(xxiv)product regulatory approvals;

(xxv)projects in development;

(xxvi)regulatory filings;

(xxvii)research and development expenses;

6

(xxviii) completion of a joint venture or other corporate transaction;

(xxix) acquisition of revenue-generating assets;

(xxx) capital structure financing;

(xxxi)surplus cash flow to pay dividends;

(xxxii)hiring of additional employees; and

(xxxiii)other measures of performance selected by the Board.

(jj)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or the Committee) for the Performance Period. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Measures at the time the Performance Measures are established, the Board or Committee may appropriately make adjustments in calculating the attainment of Performance Measures for a Performance Period. The methods for making such adjustments may include, but are not limited to, one or more of the following: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Measures; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(kk)    “Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more Performance Measures will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(ll)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(c)(i).

(mm)    “Plan” means this PDL BioPharma, Inc. Amended and Restated 2005 Equity Incentive Plan as it may be further amended from time to time. The original 2005 Equity Incentive Plan was originally effective June 8, 2005 (the “Original Effective Date”), which plan was amended effective June 20, 2007 and June 4, 2009, and further amended and restated by the Board effective April 8, 2015, with such amendment and restatement approved by the stockholders of the Company on May 28, 2015 (the “2015 Restatement”). The 2015 Restatement was amended by the Board effective August 28, 2017 (the “August 2017 Amendment”), and further amended and restated by the Board effective April 4, 2018, in each case subject to approval by the stockholders of the Company, which amendment and final amendment and restatement (which includes the share reserve increase pursuant to the August 2017 Amendment) is reflected herein.

(nn)    “Restatement Effective Date” means April 4, 2018, the date the Board approved this amended and restated Plan, subject to approval by the stockholders of the Company.

(oo)    “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 7(a).

7

(pp)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(rr)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ss)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(uu)    “Section 409A Deferred Compensation” means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A of the Code.

(vv)    “Securities Act” means the Securities Act of 1933, as amended.

(ww)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6.

(xx)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(zz)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ccc)    “Transaction” means a Change in Control or a Corporate Transaction.

8

3.    ADMINISTRATION.

(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)Subject to Section 9(m), to accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 3(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options or Rule 16b-3.

(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have

9

been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)Delegation to Committee.

(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

(d)Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 2(u)(iii) above.

10

(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)No Cancellation and Re-Grant or Repricing of Stock Awards without Stockholder Approval. Neither the Board nor any Committee will have the authority to (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.    SHARES SUBJECT TO THE PLAN.

(a)Share Reserve.

(i)Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Original Effective Date will not exceed twenty-six million two hundred thousand (26,200,000) shares (the “Share Reserve”), which number includes the six million two hundred thousand (6,200,000) shares of Common Stock authorized for issuance under the 2015 Restatement prior to the August 2017 Amendment, the five million (5,000,000) shares of Common Stock authorized for issuance pursuant to the August 2017 Amendment, and the additional fifteen million (15,000,000) shares of Common Stock authorized for issuance pursuant to this amendment and restatement.

(ii)For clarity, the Share Reserve in this Section 4(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)Reversion of Shares to the Share Reserve.

(i)Shares Available For Subsequent Issuance. If (A) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), (B) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) any shares of Common Stock subject to a Full Value Award are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with such Award, such shares will again become available for issuance under the Plan; provided, however, that, notwithstanding the foregoing, in the event shares of Common Stock are reacquired or withheld (or not issued) to satisfy any tax withholding obligation with respect to a Full Value Award at a tax withholding rate in excess of the employer’s minimum statutory withholding rates for federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation), such shares reacquired or withheld (or not issued) to satisfy the tax withholding at a rate in excess of the employer’s minimum statutory withholding obligation shall not be added back to the Share Reserve and shall continue to be counted against the Share Reserve. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the Share Reserve and will not be available for future grants of Stock Awards: (i) shares of Common Stock tendered by a Participant or reacquired or withheld (or not issued) by the Company in payment of the exercise or purchase price of, or tax withholding obligation with respect to, an Option or Stock Appreciation Right, including any shares subject to an Option or Stock Appreciation Right that are not delivered to a Participant because such Option or Stock Appreciation Right is exercised through a reduction of shares subject to such Option or Stock Appreciation right (i.e., “net exercised”); (ii) any shares repurchased by the Company on the open market with the proceeds of

11

the exercise or strike price of an Option or Stock Appreciation Right or otherwise; or (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Notwithstanding the provisions of this Section 4(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)Incentive Stock Option Limit. Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty-six million two hundred thousand (26,200,000) shares of Common Stock.

(d)Aggregate Limit on Full Value Awards. In no event shall more than fifty percent (50%) of the Share Reserve be issued pursuant to Full Value Awards.

(e)Section 162(m) Limitations. Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply; provided, however, that if any additional Awards are granted to any Participant during any calendar year in excess of the limits below, compensation attributable to such additional Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Award is approved by the Company’s stockholders.

(i)A maximum of two million four hundred fifty thousand (2,450,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any one Participant during any one calendar year.

(ii)A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)A maximum of five million dollars ($5,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(f)Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed eight hundred thousand dollars ($800,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).

(g)Section 162(m). Notwithstanding any other provision of the Plan or any Award, with respect to any Award granted under the Plan prior to November 2, 2017 that is intended to continue to qualify as “performance-based compensation” (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Committee determines necessary for such Award to continue to so qualify. To the extent permitted by applicable law, and the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

12

(h)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

5.    ELIGIBILITY.

(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)Exercise Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

13

(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 6(e)(ii) and 6(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant (or his or her court-appointed guardian or legal representative). The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the

14

designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)Vesting Generally. Subject to Section 9(m), the total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. Subject to Section 9(m), each Option or SAR may be exercised in whole or in part at the election of the Participant as provided in any Award Agreement. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 6(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability or upon a Change in Control), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous

15

Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 6(k) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) services rendered to, or for the benefit of, the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Subject to Section 9(m), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to repurchase or forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

16

(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to a Restricted Stock Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Subject to Section 9(m), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents with respect to a Restricted Stock Unit Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the

17

vesting conditions are subsequently satisfied and the Award vests. Notwithstanding anything to the contrary contained in the Plan, in no event may dividend equivalents be payable with respect to Options or Stock Appreciation Rights.

(vi)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)Performance Awards.

(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 4(e)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 9(m), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 4(e)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 9(m), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or the Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)Committee and Board Discretion. The Board or the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals and to define the manner of calculating the Performance Measures it selects to use for a Performance Period.

(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 6 and this Section 7. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.    COVENANTS OF THE COMPANY.

(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable

18

pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

9.    MISCELLANEOUS.

(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

19

(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award (or allowing the return of shares of Common Stock) having a fair market value equal to the sums required to be withheld; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be so withheld or returned pursuant to clause (ii) shall be limited to the number of shares which have a fair market value on the date of withholding or return no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Board or the Committee, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such shares withheld or returned shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Board or the Committee shall determine the fair market value of the shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

20

(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopted in January 2013, and any additional policy that the Company may be required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(m)Award Vesting Limitations. Subject to Sections 10(c) and (d), Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and no Award Agreement shall reduce or eliminate the foregoing minimum vesting requirements; provided, however, that, notwithstanding the foregoing, (i) Awards granted to any one or more Employees, Directors or Consultants that result in the issuance of an aggregate of up to 5% of the Share Reserve as of the Restatement Effective Date may be granted to any one or more Employees, Directors or Consultants without respect to such minimum vesting requirement, (ii) an Award may provide that such minimum vesting restrictions may lapse or be waived upon a Participant’s death, disability or termination as an Employee, Director or Consultant or in connection with a Transaction, and (iii) for purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.

10.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(e), and (iv) the class(es) and number of securities and

21

price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service.

(c)Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, and pay such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

22

(d)Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

11.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a)Plan Term. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after August 27, 2027. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

12.    EFFECTIVE DATE OF PLAN. This Plan will become effective on the Restatement Effective Date.

13.    CHOICE OF LAW. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.    Approval of Plan by Stockholders. This amended and restated Plan, which includes the increase to the Share Reserve pursuant to the August 2017 Amendment, shall be submitted for the approval of the Company’s stockholders within twelve (12) months after August 28, 2017. Awards may be granted or awarded prior to such stockholder approval; provided that no shares of Common Stock shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when such stockholder approval is obtained; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded out of the increase to the Share Reserve pursuant to the August 2017 Amendment or under this amended and restated Plan after the Restatement Effective Date and subject to such stockholder approval shall thereupon be canceled and become null and void. If such stockholder approval is not obtained within such 12-month period, the August 2017 Amendment, this amended and restated Plan, and all Awards previously granted or awarded out of the increase to the Share Reserve pursuant to the August 2017 Amendment or under this amended and restated Plan after the Restatement Effective Date shall thereupon be cancelled and become null and void, and the 2015 Restatement, as in effect prior to the August 2017 Amendment, and all Awards thereunder, shall continue in full force and effect in accordance with their terms.

23